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  Filed Pursuant to Rule 424(b)(5)
  Registration No. 333-183200

  The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement is not an offer to sell, nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED AUGUST 20, 2012

PROSPECTUS SUPPLEMENT
(To Prospectus dated August 17, 2012)

$

WSFS Financial Corporation
        % Senior Notes due 2019

         We are offering $        in aggregate principal amount of        % Senior Notes due 2019 (the "notes"). The notes will bear an interest rate of        % per year. We will pay interest on the notes on        ,        ,         , and        of each year, commencing on        , 2012.

         The notes will be unsecured obligations of ours and will rank equally with all our existing and future unsecured senior indebtedness and senior in right of payment to any of our existing or future obligations that are by their terms expressly subordinated or junior in right of payment to the notes. The notes will be obligations of WSFS Financial Corporation only and will not be obligations of, and will not be guaranteed by, any of our subsidiaries.

         Because we are a holding company, our cash flows and consequent ability to service our obligations, including the notes, are dependent on distributions and other payments of earnings to us by our subsidiaries, and funds raised from borrowings or in the capital markets. Accordingly, our right to receive any assets of our subsidiaries upon their liquidation or reorganization, and the consequent right of the holders of the notes to participate in those assets, will be effectively subordinated to the claims of our subsidiaries' creditors.

         We may, at our option, at any time on        , 2017, or on any scheduled interest payment date thereafter, redeem some or all of the notes at a redemption price equal to 100% of the principal amount of the notes to be redeemed plus accrued and unpaid interest thereon to the date of redemption as described in "Description of Notes—Optional Redemption." The notes will not be subject to repayment at the option of the holder at any time prior to maturity and will not be entitled to any sinking fund.

         We intend to apply to list the notes on the NASDAQ Global Select Market. Trading of the notes on the NASDAQ Global Select Market is expected to commence within a 30-day period after the initial delivery of the notes. Currently, there is no public market for the notes.

         The notes will be issued only in fully registered book-entry form without coupons and in denominations of $25 and integral multiples of $25 in excess thereof.

         The notes will not be deposits or other obligations of our bank or non-bank subsidiaries and will not be insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality.

         Investing in the notes involves risk. See "Risk Factors" beginning on page S-9 of this prospectus supplement to read about factors you should consider before investing in the notes.

         Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

Per Note	Total

Public offering price(1)%	$

Underwriting discount %	$

Proceeds, before expenses, to WSFS Financial Corporation(2)%	$

(1)
Plus accrued interest, if any, from August         , 2012.

(2)
Before deducting expenses of the offering.

         The underwriters expect to deliver the notes in book-entry form only through the facilities of The Depository Trust Company against payment in New York, New York on         , 2012. Beneficial interests in the notes will be shown on, and transfers thereof will be effected only through, records maintained by The Depository Trust Company and its participants.

Sole Book-Running Manager	Co-Lead Manager
Sandler O'Neill + Partners, L.P.	Keefe, Bruyette & Woods
Co-Managers
Boenning & Scattergood, Inc.	Janney Montgomery Scott

The date of this prospectus supplement is August         , 2012.

Prospectus Supplement

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

        This document consists of two parts. The first part is the prospectus supplement, which describes the specific terms of this offering. The second part is the prospectus, which describes more general information, some of which may not apply to this offering. You should read both this prospectus supplement and the accompany prospectus, together with additional information described below under the heading "Where You Can Find More Information."

        As used in this prospectus supplement, "WSFS Financial," "WSFS," "the Company," "we," "us," and "our" refer to WSFS Financial Corporation and do not refer to any subsidiary of WSFS Financial Corporation unless the context indicates otherwise.

        Unless otherwise indicated, currency amounts in this prospectus supplement are stated in U.S. dollars.

        This prospectus supplement may add, update or change information contained in the accompanying prospectus. If the information set forth in this prospectus supplement differs in any way from the information set forth in the accompanying prospectus, the information in this prospectus supplement replaces the information in the accompanying prospectus and you should rely on the information set forth in this prospectus supplement.

        You should not consider any information in this prospectus supplement or the accompanying prospectus to be investment, legal or tax advice. You should consult your own counsel, accountant and other advisors for legal, tax, business, financial and related advice regarding the purchase of the notes. We are not making any representation to you regarding the legality of an investment in the notes by you under applicable investment or similar laws.

        You should rely only on the information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus. This prospectus supplement may be used only for the purpose for which it has been prepared. No one is authorized to give information other than that contained in this prospectus supplement and in the documents referred to in this prospectus supplement. We have not, and the underwriters have not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it.

        We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information appearing in this prospectus supplement or any document incorporated by reference is accurate as of any date other than the date of the applicable document. Our business, financial condition, results of operations and prospects may have changed since that date. Neither this prospectus supplement nor the accompanying prospectus constitutes an offer, or an invitation on our behalf or on behalf of the underwriters, to subscribe for and purchase any of the securities and may not be used for or in connection with an offer or solicitation by anyone, in any jurisdiction in which such an offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.

        You should read and consider all information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus before making your investment decision.

S-ii

 WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission, referred to as the SEC. You may read and copy these materials at prescribed rates at the SEC's Public Reference Room located at 100 F Street, N.E. Washington, D.C. 20549. Our SEC filings are also available to the public from the SEC's web site at http://www.sec.gov.

        Our Internet address is http://www.wsfsbank.com. We make available on our website, free of charge, access to our periodic and current reports, proxy statements and other information we file with the SEC and amendments thereto as soon as reasonably practicable after we file such material with, or furnish such material to, the SEC, as applicable. Unless specifically incorporated by reference, the information on our website is not part of this prospectus supplement.

        The SEC allows us to "incorporate by reference" certain information into this prospectus supplement, which means that we can disclose important information to you by referring to documents that we have filed, or will file, with the SEC. The information incorporated by reference contains information about us and our financial condition and performance and is an important part of this prospectus. We incorporate by reference the following documents filed with the SEC (other than information that pursuant to SEC rules is deemed not to be filed):

  •
  the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2011;

  •
  the Company's Current Reports on Form 8-K filed on January 20, 2012, January 26, 2012, March 22, 2012 (two reports), March 29, 2012, April 23, 2012, April 26, 2012, April 30, 2012, May 10, 2012, July 23, 2012 and July 26, 2012; and

  •
  the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2012 and the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2012.

        In addition, all future filings that we make with the SEC under Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, referred to as the Exchange Act, after the filing of this prospectus supplement and prior to the termination of the offering, are incorporated by reference into this prospectus supplement (other than information that pursuant to SEC rules is deemed not to be filed). Any statement contained in a document incorporated by reference in this prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that any statement contained in this prospectus supplement or in any subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus supplement modifies or supersedes the statement. Any statement modified or superseded in this way will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

        You may request a copy of any or all of the documents that have been incorporated by reference in this prospectus supplement, except the exhibits to such documents, unless the exhibits have been specifically incorporated by reference, at no cost by writing to or telephoning us at the following address:

  WSFS Financial Corporation
  WSFS Bank Center
  500 Delaware Avenue
  Wilmington, Delaware 19801
  (302) 792-6000
  Attention: Investor Relations

        We have also filed a registration statement (No. 333-183200) with the SEC relating to the securities offered by this prospectus supplement and the accompanying prospectus. This prospectus supplement is part of the registration statement. You may obtain from the SEC a copy of the registration statement and exhibits that we filed with the SEC when we registered the notes. The registration statement may contain additional information that may be important to you.

S-iii

 SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus supplement contains estimates, predictions, opinions, projections and other statements that may be interpreted as "forward-looking statements" as that phrase is defined in the Private Securities Litigation Reform Act of 1995, referred to as the Reform Act. Such statements include, without limitation, references to our financial goals, management's plans and objectives for future operations, financial and business trends, business prospects, and management's outlook or expectations for earnings, revenues, expenses, capital levels, liquidity levels, asset quality or other future financial or business performance, strategies or expectations. Such forward-looking statements are based on various assumptions (some of which may be beyond the Company's control) and are subject to risks and uncertainties (which change over time) and other factors which could cause actual results to differ materially from those currently anticipated. Such risks and uncertainties include, but are not limited to, those related to:

  •
  the economic environment, particularly in the market areas in which we operate;

  •
  the volatility of the financial and securities markets, including changes with respect to the market value of financial assets and changes in market interest rates;

  •
  changes in government regulation affecting financial institutions, including the Dodd-Frank Wall Street Reform and Consumer Protection Act, referred to as the Dodd-Frank Act, and the rules being issued in accordance with this statute and potential expenses associated therewith; and

  •
  the costs associated with resolving any problem loans, litigation and other risks and uncertainties, discussed in documents filed by us with the SEC from time to time.

Forward-looking statements are as of the date they are made, and the Company does not undertake to update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of the Company.

        Our actual results could vary materially from the future results covered in our forward-looking statements. The statements in the "Risk Factors" section of this prospectus supplement, in our Annual Report on Form 10-K for the year ended December 31, 2011 and in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2012, are cautionary statements indentifying important factors, including certain risks and uncertainties, that could cause our results to vary materially from the future results covered in such forward looking statements. Other factors, such as the general state of the U.S. economy, could also cause actual results to vary materially from the future results covered in such forward-looking statements.

        You should refer to our periodic and current reports filed with the SEC (and incorporated by reference herein), including our most recent Annual Report on Form 10-K for the year ended December 31, 2011 and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2012, for further information on other factors that could cause actual results to be significantly different from those expressed or implied by the forward-looking statements. We undertake no obligation to publicly update or revise any forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements, whether as a result of new information, future events or otherwise, except to the extent required by the federal securities laws. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this prospectus supplement or in the incorporated documents might not occur, and you should not put undue reliance on any forward-looking statements.

S-iv

 SUMMARY

        This summary highlights selected information contained elsewhere or incorporated by reference in this prospectus supplement and does not contain all the information that you need to consider in making your investment decision. You should carefully read this entire prospectus supplement and the accompanying prospectus, as well as the information to which we refer you and the information incorporated by reference herein, before deciding whether to invest in the notes. You should pay special attention to the "Risk Factors" section of this prospectus supplement to determine whether an investment in the notes is appropriate for you.

WSFS Financial Corporation

        We are a savings and loan holding company headquartered in Wilmington, Delaware. Substantially all of our assets are held by our subsidiary, Wilmington Savings Fund Society, FSB, referred to as WSFS Bank or the Bank, the seventh oldest bank and trust in the United States continuously operating under the same name. A permanent fixture in the community, WSFS has been in operation for more than 180 years. In addition to its focus on stellar customer service, the Bank has continued to fuel growth and remain a leader in our community. We are a relationship-focused, locally-managed, community banking institution that has grown to become the largest thrift holding company in the State of Delaware, one of the top commercial lenders in the state, the third largest bank in terms of Delaware deposits and one of the top trust companies in the country. We state our mission simply: We Stand for Service and Strengthening Our Communities.

        Our core banking business is commercial lending funded by customer-generated deposits. We have built a $2.2 billion commercial loan portfolio by recruiting the best seasoned commercial lenders in our markets and offering a high level of service and flexibility typically associated with a community bank. We fund this business primarily with deposits generated through commercial relationships and retail deposits. We service our customers primarily from our 52 offices located in Delaware (42), Pennsylvania (8), Virginia (1) and Nevada (1). We also offer a broad variety of consumer loan products, retail securities and insurance brokerage through our retail branches.

        We have two consolidated subsidiaries, WSFS Bank and Montchanin Capital Management, Inc., referred to as Montchanin, and one unconsolidated affiliate, WSFS Capital Trust III, referred to as the Trust.

        WSFS Bank has two wholly owned subsidiaries, WSFS Investment Group, Inc. and Monarch Entity Services, LLC, referred to as Monarch. WSFS Investment Group, Inc., markets various third-party investment and insurance products, such as single-premium annuities, whole life policies and securities primarily through the Bank's retail banking system and directly to the public. Monarch provides commercial domicile services which include employees, directors, sublease of office facilities and registered agent services in Delaware and Nevada. Montchanin has one consolidated subsidiary, Cypress Capital Management, LLC, or Cypress, which is a Wilmington-based investment advisory firm serving high net worth individuals and institutions.

        Our Cash Connect division is a premier provider of ATM Vault Cash and related services in the United States. Cash Connect manages nearly $455 million in vault cash in nearly 13,000 ATMs nationwide and also provides online reporting and ATM cash management, predictive cash ordering, armored carrier management, ATM processing and equipment sales. Cash Connect also operates over 430 ATMs for WSFS Bank, which has, by far, the largest branded ATM network in Delaware.

        We offer trust and wealth management services through Christiana Trust, Cypress, WSFS Investment Group and our Private Banking group. The Christiana Trust division provides investment, fiduciary, agency and commercial domicile services from locations in Delaware and Nevada and has over $13 billion in assets under administration. These services are provided to individuals and families as well as corporations and institutions. The Christiana Trust division of WSFS Bank provides these services to customers locally, nationally and internationally making use of the advantages of its branch facilities in Delaware and Nevada. Cypress is an investment advisory firm that manages nearly $600 million of portfolios for individuals, trusts, retirement plans and endowments. WSFS Investment Group markets various third-party insurance products and securities through the Bank's retail banking system.

        Until July 21, 2011, WSFS Financial Corporation and WSFS Bank were regulated by the Office of Thrift Supervision. As of July 21, 2011, WSFS Financial Corporation's primary federal regulator became the Board of Governors of the Federal Reserve System, or the Federal Reserve, and WSFS Bank's primary federal regulator became the Office of the Comptroller of the Currency, or the OCC.

        Our principal executive offices are located at WSFS Bank Center, 500 Delaware Avenue, Wilmington, Delaware 19801, and our telephone number at that address is (302) 792-6000. We maintain an Internet website at www.wsfsbank.com. The foregoing website and address is intended to be an inactive textual reference only. The information on this website is not a part of this prospectus supplement.

Conflicts of Interest

        Keefe, Bruyette & Woods holds in excess of 10% of the outstanding shares of our Fixed Rate Cumulative Perpetual Preferred Stock, Series A, or our Series A Preferred Stock, and if we repurchase or redeem our Series A Preferred Stock from the proceeds of this offering, Keefe, Bruyette & Woods would receive in excess of 5% of the net proceeds of this offering. As a result, Keefe, Bruyette & Woods is deemed to have a "conflict of interest" for purposes of Rule 5121 of the Financial Industry Regulatory Authority, Inc., or FINRA. Accordingly, this offering will be made in compliance with the applicable provisions of FINRA Rule 5121 and Sandler O'Neill & Partners, L.P. will act as a "qualified independent underwriter" in connection with this offering. See "Underwriting (Conflicts of Interest)" in this prospectus supplement.

Risk Factors

        An investment in the notes involves certain risks. You should carefully consider the risks described under "Risk Factors" beginning on page S-9 of this prospectus supplement, as well as the other information included or incorporated by reference into this prospectus supplement and the accompanying prospectus, including our financial statements and the notes thereto, before making an investment decision.

The Offering

        The following summary contains basic information about the notes and the offering and is not intended to be complete. It does not contain all the information that is important to you. For a more complete understanding of the notes, you should read the section of this prospectus supplement entitled "Description of the Notes."

Issuer	WSFS Financial Corporation
Securities Offered	$ aggregate principal amount of % Senior Notes due 2019.
Maturity Date	, 2019.
Interest Rate	% per annum, computed on the basis of a 360-day year of twelve 30-day months, from , 2012.
Interest Payment Dates	, , and of each year, commencing , 2012.
Price to Public	% of the principal amount, plus accrued interest, if any, from August , 2012.
Ranking
The notes will be senior unsecured indebtedness of WSFS Financial Corporation, will rank equally with our other senior unsecured indebtedness and will be effectively subordinated to our secured indebtedness and structurally subordinated to the indebtedness of our subsidiaries. As of June 30, 2012, we had no outstanding secured debt and our subsidiaries' direct borrowings and deposit liabilities totaled approximately $3.7 billion.
Use of Proceeds
We expect to receive net proceeds from this offering of approximately $ , after deducting underwriting discounts and commissions and estimated offering expenses payable by us. We intend to use the net proceeds for general corporate purposes including to support anticipated balance sheet growth, which may include loan originations and securities purchases. Subject to receipt of requisite regulatory approvals, the proceeds may be used to repurchase or redeem all or a portion of the 52,625 shares of our Series A Preferred Stock. We have not applied for the requisite regulatory approval from the Federal Reserve or the OCC. See "Use of Proceeds" in this prospectus supplement.
Optional Redemption
We may, at our option, at any time on , 2017, or on any scheduled interest payment date thereafter, redeem some or all of the notes at a redemption price equal to 100% of the principal amount of the notes to be redeemed plus accrued and unpaid interest thereon to the date of redemption as described in "Description of Notes—Optional Redemption" in this prospectus supplement. The notes will not be entitled to the benefit of any sinking fund. The notes will not be subject to repayment at the option of the holder at any time prior to maturity.

Default	The notes will contain events of default, the occurrence of which may result in the acceleration of our obligations under the notes in certain circumstances. See "Description of Notes—Events of Default; Waiver" in this prospectus supplement.
Certain Covenants
We will issue the notes under an indenture and a supplemental indenture, which are collectively referred to as the Indenture, and each is to be dated as of the issuance date between us and U.S. Bank National Association, as the trustee. The Indenture contains covenants that limit: (i) our and WSFS Bank's ability to sell or otherwise dispose of certain equity securities of WSFS Bank; (ii) WSFS Bank's ability to issue certain equity securities; (iii) WSFS Bank's ability to merge or consolidate, or lease, sell, assign or transfer all or substantially all of its assets; and (iv) our and WSFS Bank's ability to incur debt secured by certain equity securities of WSFS Bank. These covenants are subject to a number of important exceptions, qualifications and limitations. See "Description of Notes—Certain Covenants" in this prospectus supplement.
Form
The notes will be evidenced by global notes deposited with the trustee for the notes, as custodian for The Depository Trust Company, referred to as DTC. Beneficial interests in the global notes will be shown on, and transfers of those beneficial interests can only be made through, records maintained by DTC and its participants. See "Book Entry, Delivery and Form of Notes" in this prospectus supplement.
Denominations	We will issue the notes only in denominations of $25 and integral multiples of $25 in excess thereof.
Payment of Principal and Interest	Principal and interest on the notes will be payable in U.S. dollars or other legal tender, coin or currency of the United States of America.
Future Issuances
We may, from time to time, without notice to or consent of the holders, increase the aggregate principal amount of the notes outstanding by issuing additional notes in the future with the same terms as the notes, except for the issue date and offering price, and such additional notes shall be consolidated with the notes issued in this offering and form a single series.
Listing
We intend to apply to list the notes on the NASDAQ Global Select Market. If the listing is approved, trading of the notes on the NASDAQ Global Select Market is expected to commence within a 30-day period after the initial delivery of the notes. Currently, there is no public market for the notes.
Trustee	U.S. Bank National Association.

Governing Law	The Indenture and the notes will be governed by the laws of the State of New York. The Indenture will be subject to the provisions of the Trust Indenture Act of 1939, as amended.
Material Tax Considerations
You should consult your tax advisors concerning the U.S. federal income tax consequences of owning the notes in light of your own specific situation, as well as consequences arising under the laws of any other taxing jurisdiction. See "Material United States Federal Tax Considerations."
Risk Factors
An investment in the notes involves certain risks. You should carefully consider the risks described under "Risk Factors" beginning on page S-9 of this prospectus supplement, as well as the other information included or incorporated by reference into this prospectus supplement and the accompanying prospectus, including our financial statements and notes thereto, before making an investment decision.
Conflicts of Interest
Keefe, Bruyette & Woods holds in excess of 10% of our outstanding shares of Series A Preferred Stock and, if we repurchase or redeem our Series A Preferred Stock from the proceeds of this offering, Keefe, Bruyette & Woods would receive in excess of 5% of the net proceeds of this offering. As a result, Keefe, Bruyette & Woods is deemed to have a "conflict of interest" for purposes of Rule 5121 of the Financial Industry Regulatory Authority, Inc., or FINRA. Accordingly, this offering will be made in compliance with the applicable provisions of FINRA Rule 5121 and Sandler O'Neill & Partners, L.P. will act as a "qualified independent underwriter" in connection with this offering. See "Underwriting (Conflicts of Interest)" in this prospectus supplement.

Summary Selected Consolidated Financial Information

        The following selected consolidated financial information for us:

  •
  at June 30, 2012 and 2011 and for the six months ended June 30, 2012 and 2011, is derived from our unaudited consolidated financial statements and related notes incorporated by reference herein;

  •
  at December 31, 2011 and 2010 and for the years ended December 31, 2011, 2010 and 2009, is derived from our audited consolidated financial statements and related notes incorporated by reference herein; and

  •
  at December 31, 2009, 2008 and 2007 and for the years ended December 31, 2008 and 2007, is derived from our audited consolidated financial statements and related notes, none of which are incorporated by reference herein.

        The selected operating data presented below for the six months ended June 30, 2012 and 2011 are not necessarily indicative of a full year's operations. This information is qualified in its entirety by and should be read in conjunction with our consolidated financial statements and the related notes thereto, "Management's Discussion and Analysis of Financial Condition and Results of Operations" and other detailed information in our Annual Report on Form 10-K for the year ended December 31, 2011 and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2012, each of which is incorporated by reference into this prospectus supplement.

	At June 30,		At December 31,
	2012	2011	2011	2010	2009	2008	2007
	(Dollars in Thousands)
Financial Condition
Total assets	$4,192,374	$4,151,517	$4,289,008	$3,953,518	$3,748,507	$3,432,560	$3,200,188
Net loans(1)	2,677,065	2,624,283	2,712,774	2,575,890	2,479,155	2,443,835	2,233,980
Investment securities(2)(3)	51,057	39,086	42,569	52,232	45,517	49,688	28,272
Other investments	33,407	35,784	35,765	37,790	40,395	39,521	46,615
Mortgage-backed securities(2)(4)	768,661	768,601	829,225	713,358	681,242	498,205	496,492
Total deposits	3,164,369	2,877,487	3,135,304	2,810,774	2,561,871	2,122,352	1,827,161
Borrowings(5)	521,713	801,950	656,609	680,595	787,798	999,734	1,068,149
Trust preferred borrowings	67,011	67,011	67,011	67,011	67,011	67,011	67,011
Stockholders' equity	401,945	375,923	392,133	367,822	301,800	216,635	211,330
Number of full-service branches	41	39	40	36	37	35	29

	For the Six Months Ended June 30,		For the Year Ended December 31,
	2012	2011	2011	2010	2009	2008	2007
	(Dollars in Thousands, Except Per Share Data)
Operating Data
Interest income	$76,986	$78,966	$158,642	$162,403	$157,730	$166,477	$189,477
Interest expense	12,378	17,525	32,605	41,732	53,086	77,258	107,468
Net interest income	64,608	61,441	126,037	120,671	104,644	89,219	82,009
Noninterest income	45,750	29,688	63,588	50,115	50,241	45,989	48,166
Noninterest expense	64,006	62,039	127,477	109,332	108,504	89,098	82,031
Provision (benefit) for income taxes	7,950	4,851	11,475	5,454	(2,093)	6,950	13,474
Net income	13,774	9,729	22,677	14,117	663	16,136	29,649
Dividends on preferred stock and accretion of discount	1,384	1,385	2,770	2,770	2,590	—	—
Net income (loss) allocable to common stockholders	12,390	8,344	19,907	11,347	(1,927)	16,136	29,649
Earnings (loss) per share allocable to common stockholders:
Basic	1.42	0.97	2.31	1.48	(0.30)	2.62	4.69
Diluted	1.41	0.96	2.28	1.46	(0.30)	2.57	4.55

	For the Six Months Ended June 30,		For the Year Ended December 31,
	2012	2011	2011	2010	2009	2008	2007
	(Dollars in Thousands, Except Per Share Data)
Performance Ratios:
Interest rate spread	3.46%	3.46%	3.49%	3.47%	3.10%	2.94%	2.80%
Net interest margin(1)(2)	3.54	3.58	3.60	3.62	3.30	3.13	3.09
Efficiency ratio	57.70	67.69	66.85	63.61	69.56	65.36	62.48
Noninterest income as a percentage of total revenue(6)	41.24	32.37	33.34	29.16	32.21	33.74	36.69
Return on average assets	0.64	0.49	0.56	0.37	0.02	0.50	0.98
Return on average equity	6.86	5.21	5.96	4.21	0.24	7.30	14.34
Capital Ratios:
Average equity to average assets(7)	9.39	9.41	9.34	8.84	7.86	6.86	6.87
Tangible equity to tangible assets	8.85	8.29	8.41	8.52	7.72	5.88	6.52
Tangible common equity to tangible assets	7.59	7.02	7.18	7.18	6.31	5.88	6.52
Tier 1 leverage(8)	9.82	9.26	9.29	9.49	8.67	7.99	8.63
Tier 1 risk-based(8)	12.74	12.34	12.18	12.36	11.02	9.90	11.16
Total Risk-based capital(8)	13.99	13.59	13.43	13.62	12.24	11.00	12.31
Asset Quality Ratios:
Ratio of nonperforming assets to total assets	1.49	2.42	2.14	2.35	2.19	1.04	0.99
Ratio of allowance for loan losses to total gross loans(9)	1.71	2.10	1.92	2.30	2.12	1.26	1.12
Ratio of allowance for loan losses to nonaccruing loans	109	65	75	79	81	110	81

(1)
Includes loans held-for-sale.

(2)
Includes securities available-for-sale at fair value.

(3)
Includes investments in reverse mortgages.

(4)
Includes trading securities.

(5)
Borrowings consist of FHLB advances, securities sold under agreement to repurchase and other borrowed funds.

(6)
Computed on a fully tax-equivalent basis.

(7)
WSFS uses non-GAAP (Generally Accepted Accounting Principles) financial information in its analysis of its performance. Management uses this non-GAAP financial measure to assess the strength of our capital position absent the effects of intangible assets. This non-GAAP data should be considered in addition to results prepared in accordance with GAAP, and is not a substitute for, or superior to, GAAP results.

(8)
Represents capital ratios of Wilmington Savings Fund Society, FSB and subsidiaries.

(9)
Excludes loans held-for-sale.

	For the Six Months Ended June 30,		For the Year Ended December 31,
	2012	2011	2011	2010	2009	2008	2007
	(Dollars in Thousands, Except Per Share Data)
Total stockholders' equity	$401,945	$375,923	$392,133	$367,822	$301,800	$216,635	$211,330
Less intangible assets	33,792	34,526	34,285	34,052	13,651	15,716	3,020

Tangible equity	368,153	341,397	357,848	333,770	288,149	200,919	208,310
Less preferred stock	52,405	52,266	52,336	52,197	52,058	—	—

Tangible common equity	315,748	289,131	305,512	281,573	236,091	200,919	208,310
Total assets	$4,192,374	$4,151,517	4,289,008	3,953,518	3,748,507	3,432,560	3,200,188
Intangible assets	33,792	34,526	34,285	34,052	13,651	15,716	3,020

Tangible assets	4,158,582	4,116,991	4,254,723	3,919,466	3,734,856	3,416,844	3,197,168
Tangible equity to assets	8.85%	8.29%	8.41%	8.52%	7.72%	5.88%	6.52%
Tangible common equity to assets	7.59	7.02	7.18	7.18	6.32	5.88	6.52

RISK FACTORS

        An investment in the notes involves risks. You should carefully consider the risks described below and the risk factors incorporated by reference, as well as the other information included or incorporated by reference, in this prospectus supplement and the accompanying prospectus, before making an investment decision. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The value of the notes could decline due to any of these risks, and you may lose all or part of your investment. This prospectus supplement also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks faced by us described below and elsewhere in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein.

Risks Related to WSFS

The prolonged deep recession, difficult market conditions and economic trends have adversely affected our industry and our business and may continue to do so.

        We are particularly exposed to downturns in the Delaware, Mid-Atlantic and overall U.S. economy and housing markets. Continued declines in the housing market combined with a weak economy and elevated unemployment, have negatively impacted the credit performance of mortgage, construction and other loans and have resulted in significant write-downs of assets by many financial institutions. In addition, the values of real estate collateral supporting many loans have declined and may continue to decline. General flat to downward economic trends, reduced availability of commercial credit and increasing unemployment have negatively impacted the credit performance of commercial and consumer credit, resulting in additional write-downs. The resulting economic pressure on consumers and businesses and the lack of confidence in the financial markets may adversely affect our business, financial condition, results of operations and debt service capability. A worsening of these conditions would likely exacerbate the adverse effects of these difficult market conditions on us and others in the industry. In particular, we may face the following risks in connection with these events:

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  There could be an increase in the number of borrowers unable to repay their loans in accordance with the original terms.

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  Our ability to assess the creditworthiness of customers and to estimate the losses inherent in our credit exposure is made more complex by these difficult market and economic conditions.

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  We may experience increases in foreclosures, delinquencies and customer bankruptcies, as well as more restricted access to funds.

Our nonperforming assets and problem loans are at an elevated level. Significant increases from the current level, or greater than anticipated costs to resolve these credits, will have an adverse effect on our earnings.

        Our nonperforming assets (which consist of nonaccrual loans, assets acquired through foreclosure and troubled debt restructurings), totaled $62.3 million at June 30, 2012, which is a decrease of $29.4 million, or 32%, from the $91.7 million in nonperforming assets at December 31, 2011, as a result of the asset sales we executed in the second quarter of 2012. Our nonperforming assets adversely affect our net income in various ways. We do not record interest income on nonaccrual loans and assets acquired through foreclosure. We must establish an allowance for loan losses which reserves for losses inherent in the loan portfolio that are both probable and reasonably estimable through current period provisions for loan losses. From time to time, we also write down the value of properties in our portfolio of assets acquired through foreclosure to reflect changing market values. Additionally, there are legal fees associated with the resolution of problem assets as well as carrying costs such as taxes, insurance and maintenance related to assets acquired through foreclosure. The resolution of nonperforming assets requires the active involvement of management, which can distract management from its overall supervision of operations and other income producing activities. Finally, if our estimate of the allowance for loan losses is inadequate, we will have to increase the allowance for loan losses accordingly, which will have an adverse effect on our earnings.

Concentration of loans in our primary market area, which has recently experienced an economic downturn, may increase risk.

        Our success depends primarily on the general economic conditions in the State of Delaware, southeastern Pennsylvania and northern Virginia, as a large portion of our loans are to customers in this market. Accordingly, the local economic conditions in these markets have a significant impact on the ability of borrowers to repay loans as well as our ability to originate new loans. As such, a continuation of the decline in real estate valuations in these markets would lower the value of the collateral securing those loans. In addition, continued weakening in general economic conditions such as inflation, recession, unemployment or other factors beyond our control could negatively affect demand for loans, the performance of our borrowers and our financial results.

If our allowance for loan losses is not sufficient to cover actual loan losses, our earnings will decrease.

        We make various assumptions and judgments about the collectability of our loan portfolio, including the creditworthiness of our borrowers and the value of the real estate and other assets serving as collateral for the repayment of many of our loans. In determining the amount of the allowance for loan losses, we review our loans, our loss and delinquency experience, and we evaluate economic conditions. If our assumptions are incorrect, our allowance for loan losses may not be sufficient to cover probable incurred losses in our loan portfolio, resulting in additions to our allowance. Material additions to our allowance could materially decrease our net income.

Our loan portfolio includes a substantial amount of commercial real estate, construction and land development and commercial and industrial loans. The credit risk related to these types of loans is greater than the risk related to residential loans.

        Our commercial loan portfolio, which includes commercial and industrial loans, commercial real estate loans and construction and land development loans, totaled $2.2 billion at June 30, 2012, comprising 80% of total loans. Commercial and industrial loans generally carry larger loan balances and involve a greater degree of risk of nonpayment or late payment than home equity loans or residential mortgage loans. Any significant failure to pay or late payments by our customers would hurt our earnings. The increased credit risk associated with these types of loans is a result of several factors, including the concentration of principal in a limited number of loans and borrowers, the size of loan balances, and the effects of general economic conditions on income-producing properties. A significant portion of our commercial real estate, construction and land development and commercial and industrial loan portfolios includes a balloon payment feature. A number of factors may affect a borrower's ability to make or refinance a balloon payment, including the financial condition of the borrower, the prevailing local economic conditions and the prevailing interest rate environment.

        Furthermore, commercial real estate loans secured by owner-occupied properties are dependent upon the successful operation of the borrower's business. If the operating company suffers difficulties in terms of sales volume and/or profitability, the borrower's ability to repay the loan may be impaired. Loans secured by properties where repayment is dependent upon payment of rent by third party tenants or the sale of the property may be impacted by loss of tenants, lower lease rates needed to attract new tenants or the inability to sell a completed project in a timely fashion and at a profit.

We are subject to extensive regulation which could have an adverse effect on our operations.

        The banking industry is extensively regulated and supervised under both federal and state laws and regulations that are intended primarily to protect depositors, the public, the FDIC's Deposit Insurance Fund, and the banking system as a whole, not our noteholders or shareholders. We had historically been subject to the regulation and supervision of the Office of Thrift Supervision, referred to as the OTS. The Federal Reserve became the primary federal regulator for the Company and the OCC, became the Bank's primary regulator effective July 21, 2011. The banking laws, regulations and policies applicable to us govern matters ranging from the regulation of certain debt obligations, changes in the control of us and the maintenance of adequate capital to the general business operations conducted by us, including permissible types, amounts and terms of loans and investments, the amount of reserves held against deposits, restrictions on dividends, establishment of new offices and the maximum interest rate that may be charged by law.

        We are subject to changes in federal and state banking statutes, regulations and governmental policies, and the interpretation or implementation of them. Regulations affecting banks and other financial institutions in particular are undergoing continuous review and frequently change and the ultimate effect of such changes cannot be predicted. Since we recently changed regulators, this risk is particularly heightened with us. Regulations and laws may be modified at any time, and new legislation may be enacted that will affect us. Any changes in any federal and state law, as well as regulations and governmental policies could affect us in substantial and unpredictable ways, including ways that may adversely affect our business, results of operations, financial condition or prospects. In addition, federal and state banking regulators have broad authority to supervise our banking business, including the authority to prohibit activities that represent unsafe or unsound banking practices or constitute violations of statute, rule, regulation or administrative order. Failure to appropriately comply with any such laws, regulations or regulatory policies could result in sanctions by regulatory agencies, civil money penalties or damage to our reputation, all of which could adversely affect our business, results of operations, financial condition or prospects.

        Recent legislative and regulatory actions may have a significant adverse effect on our operations. The Dodd-Frank Act has and will continue to result in sweeping changes in the regulation of financial institutions. As a result of this legislation, we face the following changes, among others:

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  The OTS has been eliminated and the OCC became our Bank's primary regulator. The federal thrift charter has been preserved under OCC jurisdiction.

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  A new independent Consumer Financial Protection Bureau has been established within the Federal Reserve, empowered to exercise broad regulatory, supervisory and enforcement authority with respect to both new and existing consumer financial protection laws. Smaller financial institutions, like our Bank, will be subject to the supervision and enforcement of their primary federal banking regulator with respect to the federal consumer financial protection laws.

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  Tier 1 capital treatment for "hybrid" capital items like trust preferred securities is eliminated, subject to various grandfathering and transition rules. Our trust preferred securities are grandfathered under this legislation.

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  Repeal of the federal prohibitions on the payment of interest on demand deposits has been effected, thereby generally permitting depository institutions to pay interest on all deposit accounts which could increase our interest expense.

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  State law is preempted only if it would have a discriminatory effect on a federal savings association or is preempted by any other federal law. The OCC must make a preemption determination on a case-by-case basis with respect to a particular state law or other state law with substantively equivalent terms.

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  Deposit insurance has been permanently increased to $250,000 and unlimited deposit insurance for noninterest-bearing transaction accounts has been extended through January 1, 2013.

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  Deposit insurance assessment base calculation will equal a depository institution's total assets minus the sum of its average tangible equity during the assessment period.

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  The minimum reserve ratio of the deposit insurance fund increased to 1.35% of estimated annual insured deposits or assessment base; however, the FDIC is directed to "offset the effect" of the increased reserve ratio for insured depository institutions with total consolidated assets of less than $10 billion.

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  Authority over savings and loan holding companies has been transferred to the Federal Reserve.

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  Leverage capital requirements and risk-based capital requirements applicable to depository institutions and bank holding companies have been extended to thrift holding companies following a five year grace period.

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  The Federal Deposit Insurance Act, referred to as the FDIA, was amended to direct federal regulators to require depository institution holding companies to serve as a source of strength for their depository institution subsidiaries.

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  The Federal Reserve can require a grandfathered unitary thrift holding company that conducts commercial or manufacturing activities or other nonfinancial activities in addition to financial activities to conduct all or part of its financial activities in an intermediate savings and loan holding company.

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  The SEC is authorized to adopt rules requiring public companies to make their proxy materials available to shareholders for nomination of their own candidates for election to the board.

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  Public companies will be required to provide their shareholders with a nonbinding vote (i) at least once every three years on the compensation paid to executive officers, and (ii) at least once every six years on whether they should have a "say on pay" vote every one, two or three years.

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  Additional provisions, including some not specifically aimed at thrifts and thrift holding companies, will nonetheless have an impact on us.

        Some of these provisions may have the consequence of increasing our expenses, decreasing our revenues and changing the activities in which we choose to engage. Many of these and other provisions of the Dodd-Frank Act remain subject to regulatory rulemaking and implementation, the effects of which are not yet known. We may be forced to invest significant management attention and resources to make any necessary changes related to the Dodd-Frank Act and any regulations promulgated thereunder, which may adversely affect our business, results of operations, financial condition or prospects. We cannot predict the specific impact and long-term effects the Dodd-Frank Act and the regulations promulgated thereunder will have on our financial performance, the markets in which we operate and the financial industry generally.

        In addition to changes resulting from the Dodd-Frank Act, recent proposals published by the Basel Committee on Banking Supervision, or the Basel Committee, if adopted, could lead to significantly higher capital requirements, higher capital charges and more restrictive leverage and liquidity ratios. In July and December 2009, the Basel Committee published proposals relating to enhanced capital requirements for market risk and new capital and liquidity risk requirements for banks. On September 12, 2010, the Basel Committee announced an agreement on additional capital reforms that increases required Tier 1 capital and minimum Tier 1 common equity capital and requires banks to maintain an additional capital conservation buffer during times of economic prosperity. In addition, on June 4, 2012, the Federal Reserve proposed new capital requirements that are consistent with Basel III and, if adopted, could affect our business. If adopted as proposed, the proposed rules will require, among other things, a minimum common equity Tier 1 capital ratio of 4.5 percent, net of regulatory deductions, and establish a capital conservation buffer of an additional 2.5 percent of common equity to risk-weighted assets above the regulatory minimum capital requirement, establishing a minimum common equity Tier 1 ratio plus capital conservation buffer at 7 percent. In addition, the proposed rules increase the minimum Tier 1 capital requirement from 4 percent to 6 percent of risk-weighted assets. The proposed rules also specify that a bank with a capital conservation buffer of less than 2.5 percent would potentially face limitations on capital distributions and bonus payments to executives. The proposed rules would require a phase-out over a 10-year period of the inclusion of trust preferred securities as a component of Tier 1 capital beginning in 2013. If the proposed rules are adopted as proposed, it could lead to limitations on the dividend payments to us by WSFS Bank or restrict our ability to grow during favorable market conditions or require us to raise additional capital, including through sales of common stock or other securities that may be dilutive to our shareholders. As a result, our business, results of operations, financial condition or prospects could be adversely affected.

        Lastly, in late 2011, in conjunction with our change in regulators, we undertook a project to reduce the number of pass grades in our loan rating system with a goal of recalibrating our loan rating classifications to current OCC and Federal Reserve standards and to better classify our pass and Criticized loan categories. This resulted in the elimination of our last pass grade or our "pass/watch" grade. The result of this grade elimination resulted in $67 million of previous "pass/watch" loans being reclassified to Criticized or Classified, with none going to nonaccrual status. The impact of this project contributed to an incremental $2.1 million to the provision and allowance for loan losses in 2011. As the OCC and WSFS Bank become more familiar with each other, we cannot be certain there will not be additional changes to our risk rating system in the future.

WSFS Bank has entered into a memorandum of understanding with its primary regulator.

        In December 2009, WSFS Bank entered into an informal memorandum of understanding, or the Understanding, with our then primary regulator. An Understanding is characterized by bank regulatory agencies as an informal action that is neither published nor made publicly available by the agencies and is used when circumstances warrant a milder response than a formal regulatory action.

        In accordance with the terms of the Understanding, WSFS Bank agreed, among other things, to: (i) adopt and implement a written plan to reduce criticized assets; (ii) review and revise its policies regarding the identification, monitoring and managing the risks associated with loan concentrations for certain commercial loans and reduce concentration limits of such loans; (iii) review and revise credit administration policies and dedicate additional staffing resources to this department; (iv) implement a revised internal review program; (v) obtain prior regulatory approval before increasing the amount of brokered deposits; and (vi) approve a written strategic business plan and compliance plan concerning the exercise of fiduciary powers.

        We are committed to expeditiously addressing and resolving all the issues raised in the Understanding and management believes that we are in compliance with all provisions of the Understanding, except for completion of the further reduction of criticized assets. However, under the provisions of the Dodd-Frank Act, we have new regulators who are not familiar with the Bank or our management. As a result, there can be no assurance that our new regulators will agree with the view of management as to the Bank's progress on the Understanding.

        A material failure to comply with the terms of the Understanding could subject the Bank to additional regulatory actions and further regulation, or result in a formal action or constraints on the Bank's business, any of which may have a material adverse effect on our future results of operations and financial condition.

We may be required to pay significantly higher FDIC premiums, special assessments, or taxes that could adversely affect our earnings.

        Market developments significantly depleted the Deposit Insurance Fund and reduced the ratio of reserves to insured deposits. As a result, we may be required to pay significantly higher premiums or additional special assessments or taxes that could adversely affect our earnings. The Dodd-Frank Act increased the minimum reserve ratio from 1.15% to 1.35%. The FDIC has adopted a plan under which it will meet this ratio by the statutory deadline of September 30, 2020. The Dodd-Frank Act requires the FDIC to offset the effect of the increase in the minimum reserve ratio on institutions with assets less than $10 billion. The FDIC has not announced how it will implement this offset. In addition to the minimum reserve ratio, the FDIC must set a designated reserve ratio. The FDIC has set a designated reserve ratio of 2.0%, which exceeds the minimum reserve ratio.

        As required by the Dodd-Frank Act, the FDIC has adopted final regulations under which insurance premiums are based on an institution's total assets minus its tangible equity instead of its deposits. While our FDIC insurance premiums initially will be reduced by these regulations, it is possible that our future insurance premiums will increase under the final regulations. Any future increases or required prepayments in FDIC insurance premiums may materially adversely affect our results of operations.

The fiscal, monetary and regulatory policies of the federal government and its agencies could have a material adverse effect on our results of operations.

        The Federal Reserve regulates the supply of money and credit in the United States. Its policies determine in large part the cost of funds for lending and investing and the return earned on those loans and investments, both of which affect the net interest margin. Its policies also can adversely affect borrowers, potentially increasing the risk that they may fail to repay their loans. Changes in Federal Reserve policies and our regulatory environment generally are beyond our control, and we are unable to predict what changes may occur or the manner in which any future changes may affect our business, financial condition and results of operation.

We are subject to liquidity risk.

        Liquidity is essential to our business, as we use cash to fund loans and investments and other interest-earning assets and deposit withdrawals that occur in the ordinary course of our business. Our principal sources of liquidity include customer deposits, Federal Home Loan Bank borrowings, brokered certificates of deposit, sales of loans held for sale, repayments to WSFS Bank of loans it makes to borrowers and paydowns and sales of investment securities. If our ability to obtain funds from these sources becomes limited or the costs to us of those funds increases, whether due to factors that affect us specifically, including our financial performance or the imposition of regulatory restrictions on us, or due to factors that affect the capital markets or other events, including weakening economic conditions or negative views and expectations about the prospects for the financial services industry as a whole, then, our ability to meet our obligations or grow our banking business would be adversely affected and our financial condition and results of operations could be harmed.

The market value of our mortgage-backed securities portfolio may be impacted by the level of interest rates and the credit quality and strength of the underlying collateral.

        As of June 30, 2012, we owned mortgage-backed securities classified as available-for-sale with an aggregate historical cost of $740.8 million and an estimated fair value of $756.2 million. Future changes in interest rates may reduce the market value of these and other securities.

        Our net interest income varies as a result of changes in interest rates as well as changes in interest rates across the yield curve. When interest rates are low, borrowers have an incentive to refinance into mortgages with longer initial fixed rate periods and fixed rate mortgages, causing our securities to experience faster prepayments. Increases in prepayments on our portfolio will cause our premium amortization to accelerate, lowering the yield on such assets. If this happens, we could experience a decrease in interest income, which may negatively impact our results of operations and financial position.

        In addition, our portfolio of securities is subject to risk as a result of credit quality and the strength of the underlying issuers or their related collateral. Any decrease in the value of the underlying collateral will likely decrease the overall value of our securities, affecting the Company's equity and possibly impacting earnings.

Impairment of goodwill and/or intangible assets could require charges to earnings, which could result in a negative impact on our results of operations.

        Goodwill and other intangible assets arise when a business is purchased for an amount greater than the net fair value of its identifiable assets. We have recognized goodwill as an asset on the balance sheet in connection with several recent acquisitions. At June 30, 2012, we had $33.8 million of goodwill and intangible assets. We evaluate goodwill and intangibles for impairment at least annually by comparing fair value to carrying amount. Although we have determined that goodwill and other intangible assets were not impaired during 2011, a significant and sustained decline in our stock price and market capitalization, a significant decline in our expected future cash flows, a significant adverse change in the business climate, slower growth rates or other factors could result in impairment of goodwill or other intangible assets. If we were to conclude that a future write-down of the goodwill or intangible assets is necessary, then we would record the appropriate charge to earnings, which could be materially adverse to our results of operations and financial position.

Our Cash Connect Division relies on multiple financial and operational controls to track and settle the cash it provides to its customers in the ATM industry.

        The profitability of Cash Connect is reliant upon its ability to accurately and efficiently distribute, track, and settle large amounts of cash to its customers' ATMs. This depends on the successful implementation and monitoring of a comprehensive series of financial and operational controls. These controls are designed to help prevent, detect, and recover any potential loss of funds. These controls require the implementation and maintenance of complex proprietary software, the ability to track and monitor an extensive network of armored car companies, and to settle large amounts of electronic funds transfer, or EFT, funds from various ATM networks. It is possible for those associated with armored car companies, ATM networks and processors, ATM operators, or other parties to misappropriate funds belonging to Cash Connect. Cash Connect has experienced such occurrences in the past. It is possible Cash Connect would not have established proper policies, controls or insurance and, as a result, any misappropriation of funds could result in an adverse impact to our earnings.

Changes in interest rates and other factors beyond our control could have an adverse impact on our earnings.

        Our operating income and net income depend to a greater extent on our net interest margin, which is the difference between the interest yields we receive on loans, securities and other interest-earning assets and the interest rates we pay on interest-bearing deposits and other liabilities. The net interest margin is affected by changes in market interest rates, because different types of assets and liabilities may react differently, and at different times, to market interest rate changes. When interest-bearing liabilities mature or reprice more quickly than interest-earning assets in a period, an increase in market rates of interest could reduce net interest income. Similarly, when interest-earning assets mature or reprice more quickly than interest-bearing liabilities, falling interest rates could reduce net interest income. These rates are highly sensitive to many factors beyond our control, including competition, general economic conditions and monetary and fiscal policies of various governmental regulatory agencies, including the Federal Reserve.

        We attempt to manage our risk from changes in market interest rates by adjusting the rates, maturity, repricing, and balances of the different types of interest-earning assets and interest-bearing liabilities, but interest rate risk management techniques are not exact. As a result, a rapid increase or decrease in interest rates could have an adverse effect on our net interest margin and results of operations. The results of our interest rate sensitivity simulation models depend upon a number of assumptions which may prove to be not accurate. There can be no assurance that we will be able to successfully manage our interest rate risk. Increases in market rates and adverse changes in the local residential real estate market, the general economy or consumer confidence would likely have a significant adverse impact on our non-interest income, as a result of reduced demand for residential mortgage loans that we make on a pre-sold basis.

The soundness of other financial institutions could adversely affect us.

        Our ability to engage in routine funding transactions could be adversely affected by the actions and commercial soundness of other financial institutions. Defaults by, or even rumors or questions about, one or more financial services institutions, or the financial services industry generally, have led to market-wide liquidity problems and could lead to losses or defaults by us or by other institutions. There is no assurance that any such events would not materially and adversely affect our results of operations.

Our recent business strategy included significant investment in growth plans, and our financial condition and results of operations could be negatively affected if we fail to grow or fail to manage our growth and investment in branch infrastructure effectively.

        We have pursued a significant growth strategy for our business. Our growth initiatives have required us to recruit experienced personnel to assist in such initiatives. Accordingly, the failure to retain such personnel would place significant limitations on our ability to successfully execute our growth strategy. In addition, as we expand our lending beyond our current market areas, we could incur additional risk related to those new market areas. We may not be able to expand our market presence in our existing market areas or successfully enter new markets.

        The weak economy and low demand for credit may impact our ability to successfully execute our growth plan. It could adversely affect our business, financial condition, results of operations, reputation and growth prospects. While we believe we have the executive management resources and internal systems in place to successfully manage our future growth, there can be no assurance growth opportunities will be available or that we will successfully manage our growth.

        We regularly evaluate potential acquisitions and expansion opportunities. If appropriate opportunities present themselves, we expect to engage in selected acquisitions or other business growth initiatives or undertakings. There can be no assurance that we will successfully identify appropriate opportunities, that we will be able to negotiate or finance such activities or that such activities, if undertaken, will be successful.

The downgrade of the U.S. Government's credit rating by Standard & Poor's could result in economic uncertainty and a significant rise in interest rates, either of which could have a material adverse effect on our business, financial condition, liquidity, results of operations and ability to make distributions to our shareholders.

        On August 2, 2011, legislation was enacted to increase the federal debt ceiling and to reduce future U.S. Government spending levels. Notwithstanding the passage of this legislation, there remains uncertainty about whether and when the U.S. Government will implement contemplated budget cuts, which has resulted in continued concerns that the U.S. Government could default on its obligations in the future. On August 5, 2011, Standard & Poor's downgraded the U.S. Government's credit rating for the first time in history as a result of its belief that the legislation was inadequate to address the country's growing debt burden. Standard & Poor's decision to downgrade the U.S. Government's credit rating could create broader financial and global banking turmoil and uncertainty and could lead to a significant rise in interest rates. These events could cause the interest rates on our borrowings and our cost of capital to increase significantly and negatively impact performance of our investment portfolio. These adverse consequences could also extend to our customers and, as a result, could materially and adversely affect the ability of our borrowers to continue to pay their obligations as they become due and our ability to continue to originate loans on favorable terms. These consequences could be exacerbated if other statistical rating agencies, particularly Moody's and Fitch, decide to downgrade the U.S. Government's credit rating in the future. Furthermore, the downgrade of the U.S. Government's credit rating could result in significant volatility in global stock markets, which could cause the market price of our common stock to decrease significantly. Any of these outcomes could have a material adverse effect on our business, financial condition, liquidity, results of operations and ability to make distributions to our shareholders.

The repeal of federal prohibitions on payment of interest on demand deposits could increase our interest expense.

        All federal prohibitions on the ability of financial institutions to pay interest on demand deposit accounts were repealed as part of the Dodd-Frank Act, which was signed into law on July 21, 2010. As a result, beginning on July 21, 2011, financial institutions could commence offering interest on demand deposits to compete for clients. We do not yet know what interest rates other institutions may offer. Our interest expense will increase and our net interest margin will decrease if we begin offering interest on demand deposits to attract additional customers or maintain current customers. Consequently, our business, results of operations, financial condition or prospects may be materially and adversely affected.

We may elect or need to seek additional capital in the future, but that capital may not be available when needed.

        We are required by federal and state regulatory authorities to maintain adequate levels of capital to support our operations. In the future, we may elect to or need to raise additional capital. Our ability to raise additional capital, if needed, will depend on conditions in the capital markets at that time, which are outside our control, and on our financial performance. Accordingly, we cannot assure you of our ability to raise additional capital if needed on acceptable terms, or at all. If we cannot raise additional capital when needed, our ability to expand our operations through internal growth could be materially impaired.

Litigation or legal proceedings could expose us to significant liabilities and damage our reputation.

        From time to time, and particularly in light of the recent economic downturn, and the negative sentiment towards banks, we have and may become party to various litigation claims and legal proceedings. Management evaluates these claims and proceedings to assess the likelihood of unfavorable outcomes and estimates, if possible, the amount of potential losses. We may establish a reserve, as appropriate, based upon our assessments and estimates in accordance with accounting policies. We base our assessments, estimates and disclosures on the information available to us at the time and rely on the judgment of our management with respect to those assessments, estimates and disclosures. Actual outcomes or losses may differ materially from assessments and estimates, which could adversely affect our reputation, financial condition and results of operations.

Our Christiana Trust division derives the majority of its revenue from noninterest income which consists of trust, investment and other servicing fees. This business unit is subject to a number of risks which could impact its earnings or the company's capital. Among the risks are operational, compliance, reputational, fiduciary, business and strategic risks.

        Operational or compliance risk entails inadequate or failed internal processes, people and systems or changes driven by external events. Success in this business segment is highly dependent on reputation. Damage to the Christiana Trust division's or our reputation from negative opinion in the marketplace could adversely impact both revenue and net income. Such results could also be affected by the adverse effects of business decisions made by management or the board, improper implementation of business decisions by management or unexpected external events. Unforeseen or unrecognized developments in the marketplace in which Christiana Trust operates could also negatively affect results.

        This business segment is also subject to many other risks and uncertainties including:

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  The health of the national and global economies, soundness of financial institutions and other counterparties with which the Christiana Trust division conducts business, changes in trading volumes or in the financial markets in general, including the debt and equity markets or in client portfolios whose values directly impact revenue, the effect of governmental actions on the Christiana Trust division, its competitors and counterparties and financial markets such as changes in the regulatory environment and changes in tax laws, accounting requirements or interpretations that affect the Christiana Trust division or its clients.

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  Changes in the nature and activities of Christiana Trust division's competition, success in maintaining existing business, success generating new business, identifying and penetrating targeted markets, complying with legal, tax and regulatory requirements, maintaining a business mix with acceptable margins, the continuing ability to generate investment results that satisfy its clients and attract prospective clients, success in recruiting and retaining the necessary personnel to support business growth and maintain sufficient expertise to support complex products and services and management's ability to effectively address risk management practices and controls, address operating risks including human errors or omissions, pricing or valuation of securities, fraud, system performance, systems interruptions or breakdowns in processes or internal controls, and success in controlling expenses all may have negative impact on operating results.

System failure or cybersecurity breaches of our network security could subject us to increased operating costs as well as litigation and other potential losses.

        The computer systems and network infrastructure we use could be vulnerable to unforeseen hardware and cybersecurity issues. Our operations are dependent upon our ability to protect our computer equipment against damage from fire, power loss, telecommunications failure or a similar catastrophic event. Any damage or failure that causes an interruption in our operations could have an adverse effect on our financial condition and results of operations. In addition, our operations are dependent upon our ability to protect the computer systems and network infrastructure utilized by us, including our Internet banking activities, against damage from physical break-ins, cybersecurity breaches and other disruptive problems caused by the Internet or other users. Such computer break-ins and other disruptions would jeopardize the security of information stored in and transmitted through our computer systems and network infrastructure, which may result in significant liability to us, damage to our reputation and discourage current and potential customers from using our Internet banking services. Each year, we add additional security measures to our computer systems and network infrastructure to mitigate the possibility of cybersecurity breaches including firewalls and penetration testing. We continue to investigate cost effective measures as well as insurance protection though these mitigation activities may not prevent future potential losses from system failures or cybersecurity breaches.

Risks Related to the Notes

There are limited covenants in the Indenture.

        In addition to our currently outstanding indebtedness and any additional indebtedness we may incur pursuant to this offering, neither we nor any of our subsidiaries are restricted from incurring additional debt or other liabilities, including additional senior debt, under the Indenture. If we incur additional debt or liabilities, our ability to pay our obligations on the notes could be adversely affected.

        Our indebtedness, including the indebtedness we may incur in the future, could have important consequences for the holders of the notes, including:

  •
  limiting our ability to satisfy our obligations with respect to the notes;

  •
  increasing our vulnerability to general adverse economic and industry conditions;

  •
  limiting our ability to obtain additional financing to fund future working capital, capital expenditures and other general corporate requirements;

  •
  requiring a substantial portion of our cash flow from operations for the payment of principal of, and interest on, our indebtedness and thereby reducing our ability to use our cash flow to fund working capital, capital expenditures and general corporate requirements;

  •
  limiting our flexibility in planning for, or reacting to, changes in our business and the industry; and

  •
  putting us at a disadvantage compared to competitors with less indebtedness.

        In addition, we are not restricted under the Indenture from granting security interests in our assets, except to the extent described under "Description of the Notes—Merger, Consolidation, Sale, Lease or Conveyance" and "—Certain Covenants" in this prospectus supplement, or from paying dividends or issuing or repurchasing securities.

        Moreover, the Indenture does not require us to maintain any financial ratios or specific levels of net worth, revenues, income, cash flow or liquidity and, accordingly, does not protect holders of the notes in the event that we experience material adverse changes in our financial condition or results of operations. You are also not protected under the Indenture in the event of a highly leveraged transaction, reorganization, default under our existing indebtedness, restructuring, merger or similar transaction that may adversely affect you, except to the extent described under "Description of the Notes—Merger, Consolidation, Sale, Lease or Conveyance" and "—Certain Covenants" in this prospectus supplement.

        For these reasons, you should not consider the covenants in the Indenture a significant factor in evaluating whether to invest in the notes.

Although the notes are "senior notes," they will be effectively subordinate to our secured indebtedness and structurally subordinate to all liabilities of our subsidiaries. Effective and structural subordination increases the risk that we will be unable to meet our obligations on the notes when they mature.

        The notes are unsecured and therefore will effectively be subordinated to any secured indebtedness we currently have outstanding or may incur in the future, to the extent of the value of the assets securing such indebtedness. As of June 30, 2012, we had no outstanding secured debt. The Indenture does not limit the incurrence of additional indebtedness by us, including indebtedness senior to the notes, or by our subsidiaries. In the event of a bankruptcy or similar proceeding involving us, any of our assets which serve as collateral for any secured indebtedness will be available to satisfy the obligations under such secured indebtedness before any payments are made on the notes.

        The notes will be our obligations only, are not obligations of or deposits in WSFS Bank or its other subsidiaries, and are not insured by any government or private agency. The notes will not be guaranteed by any of our subsidiaries. In addition, the notes will be structurally subordinated to all indebtedness, existing and future liabilities, including trade payables and lease obligations, of each of our present and future subsidiaries. Our right to participate in any distribution of assets of our subsidiaries upon their liquidation or reorganization or otherwise, and thus your ability as a holder of the notes to benefit indirectly from such distribution, will be subject to the prior claims of preferred equity holders (if any) and creditors of our present and future subsidiaries, except to the extent that we may be recognized as a creditor with recognized claims against the subsidiary. This includes WSFS Bank's deposit liabilities. Our present and future subsidiaries may incur additional debt and liabilities in the future, all of which would rank structurally senior to the notes. As of June 30, 2012, our subsidiaries' direct borrowings, including deposit liabilities, totaled approximately $3.7 billion.

WSFS Bank's ability to pay dividends or lend funds to us is subject to regulatory limitations which, to the extent we need but are not able to access such funds, may prevent us from making principal and interest payments due on our debt obligations, including our obligations under the notes.

        The notes will be exclusively our obligations and not those of our subsidiaries. We are a unitary savings and loan association holding company currently regulated by the Federal Reserve, and almost all of our operating assets are owned by WSFS Bank. We rely primarily on dividends from WSFS Bank to pay cash dividends to our stockholders, to engage in share repurchase programs and to pay principal and interest on our debt obligations. The OCC regulates all capital distributions, such as dividends, by WSFS Bank directly or indirectly to us, including dividend payments. As the subsidiary of a savings and loan association holding company, WSFS Bank must file an application with the OCC to receive the approval of the OCC for a proposed capital distribution. In addition, as the subsidiary of a savings and loan holding company, WSFS Bank must also receive approval from the Federal Reserve before declaring a dividend.

        In addition, WSFS Bank may not pay dividends to us if, after paying those dividends, it would fail to meet the required minimum levels under risk-based capital guidelines and the minimum leverage and tangible capital ratio requirements or the OCC notified WSFS Bank that it was in need of more than normal supervision. Under the prompt corrective action provisions of the FDIA an insured depository institution such as WSFS Bank is prohibited from making a capital distribution, including the payment of dividends, if, after making such distribution, the institution would become "undercapitalized" (as such term is used in the FDIA). Payment of dividends by WSFS Bank also may be restricted at any time at the discretion of the OCC if it deems the payment to constitute an unsafe or unsound banking practice. Based on WSFS Bank's current financial condition, we do not expect the regulatory limitations will have any impact on our ability to obtain dividends from WSFS Bank. However, there can be no assurance that WSFS Bank will be able to pay dividends at past levels, or at all, in the future.

        In addition to regulatory restrictions on the payment of dividends, WSFS Bank is subject to certain restrictions imposed by federal law on any extensions of credit it makes to its affiliates and on investments in stock or other securities of its affiliates. We are considered an affiliate of WSFS Bank. These restrictions prevent affiliates of WSFS Bank, including us, from borrowing from WSFS Bank, unless various types of collateral secure the loans. Federal law limits the aggregate amount of loans to and investments in any single affiliate to 10% of WSFS Bank's capital stock and surplus and also limits the aggregate amount of loans to and investments in all affiliates to 20% of WSFS Bank's capital stock and surplus.

        As discussed above, on September 12, 2010, the Group of Governors and Heads of Supervision, the oversight body of the Basel Committee on Banking Supervision, announced agreement on the calibration and phase-in arrangements for a strengthened set of capital requirements, known as Basel III. In addition, on June 4, 2012, the Federal Reserve proposed new capital requirements that are consistent with Basel III and, if adopted, could affect our business. If the proposed rules are adopted as proposed, it could lead to limitations on the dividend payments to us by WSFS Bank.

        If we do not receive sufficient cash dividends or are unable to borrow from WSFS Bank, then we may not have sufficient funds to service our debt obligations, including our obligations under the notes.

        The Dodd-Frank Act imposes further restrictions on transactions with affiliates and extensions of credit to executive officers, directors and principal shareholders, by, among other things, expanding covered transactions to include securities lending, repurchase agreement and derivatives activities with affiliates. These changes are expected to become effective by July 21, 2012.

We may not be able to generate sufficient cash to service our debt obligations, including our obligations under the notes.

        Our ability to make payments on and to refinance our indebtedness, including the notes, will depend on our financial and operating performance, which is subject to prevailing economic and competitive conditions and to certain financial, business and other factors beyond our control. We may be unable to maintain a level of cash flows from operating activities sufficient to permit us to pay the principal, premium, if any, and interest on our indebtedness, including the notes.

        If our cash flows and capital resources are insufficient to fund our debt service obligations, we may be unable to provide new loans, other products or to fund our obligations to existing customers and otherwise implement our business plans, or to sell assets, seek additional capital or restructure or refinance our indebtedness, including the notes. As a result, we may be unable to meet our scheduled debt service obligations. In the absence of sufficient operating results and resources, we could face substantial liquidity problems and might be required to dispose of material assets or operations to meet our debt service and other obligations. We may not be able to consummate those dispositions of assets or to obtain the proceeds that we could realize from them and these proceeds may not be adequate to meet any debt service obligations then due.

We may not receive regulatory approval to repurchase or redeem our Series A Preferred Stock.

        We must receive the approval of the Federal Reserve and the OCC in order to repurchase or redeem our Series A Preferred Stock. There can be no guarantee that we will receive approval to do so. If we are unable to repurchase or redeem the Series A Preferred Stock, we will be required to pay an annual dividend at the rate of 9% beginning February 15, 2014 which will represent a significant increase in the cost associated with this funding source.

The notes will not be insured or guaranteed by the FDIC.

        The notes will not be savings accounts, deposits or other obligations of any of our bank or non-bank subsidiaries and will not be insured or guaranteed by the FDIC, or any other governmental agency or instrumentality.

There may be no active trading market for the notes.

        The notes will be new issues of securities with no established trading markets. Although we intend to apply to have the notes listed on the NASDAQ Global Select Market, there can be no assurance the notes will be approved for listing or, if listed, that an active trading market for the notes will develop, or, if one does develop, that it will be maintained. Although the representatives of the underwriters have advised us that, following completion of the offering of notes, one or more of the underwriters currently intend to make secondary markets in the notes, they are not obligated to do so and may discontinue any market-making activities at any time without notice. If an active trading market for the notes does not develop or is not maintained, the market or trading price and liquidity of the notes may be adversely affected. If the notes are traded after their initial issuance, they may trade at a discount to their initial offering price, depending upon prevailing interest rates, the market for similar securities, general economic conditions and our financial condition and results of operations.

The price at which you will be able to sell your notes prior to maturity will depend on a number of factors and may be substantially less than the amount you originally invest.

        We believe that the value of the notes in any secondary market will be affected by the supply and demand of the notes, the interest rate, the ranking and a number of other factors. Some of these factors are interrelated in complex ways. As a result, the effect of any one factor may be offset or magnified by the effect of another factor. The following factors may have an impact on the market value of the notes.

        United States interest rates.    We expect that the market value of the notes will be affected by changes in United Sates interest rates. In general, if United States interest rates increase, the market value of the notes may decrease.

        Our credit rating, financial condition and results.    Actual or anticipated changes in our credit ratings or financial condition may affect the market value of the notes.

        General economic conditions.    General economic conditions may affect the market value of the notes.

        The market for similar securities.    The market for similar securities may affect the market value of the notes.

        The impact of one of the factors above, such as the increase in United States interest rates, may offset some of all of any change in the market value of the notes attributable to another factor, such as an improvement in our credit rating.

Holders of the notes will have limited rights if there is an event of default.

        For all types of default, including default in the payment of principal or interest on the notes or in the performance of any of our other obligations under the notes, the acceleration of the principal amount of the notes can only be activated by the trustee or the holders of at least 25% in principal amount of the outstanding notes.

We may redeem the notes before maturity, and you may be unable to reinvest the proceeds at the same or a higher rate of return.

        We may redeem all or a portion of the notes as described under "Description of the Notes—Optional Redemption." If a redemption does occur, you may be unable to reinvest the money you receive in the redemption at a rate that is equal to or higher than the rate of return on the notes.

USE OF PROCEEDS

        We expect the net proceeds of this offering, after deducting discounts and commissions and estimated offering expenses payable by us, will be approximately $             . We intend to use the net proceeds for general corporate purposes including to support anticipated balance sheet growth which may include loan originations and securities purchases. Subject to receipt of requisite regulatory approvals, we may use the net proceeds to repurchase or redeem all or a portion of the 52,625 shares of our Series A Preferred Stock. We have not applied for the requisite regulatory approval from the Federal Reserve or the OCC. The precise amounts and timing of the application of the net proceeds from this offering depend upon many factors, including, but not limited to, the amount of any such proceeds and actual funding requirements. Pending such use of the net proceeds, we may invest the proceeds in, among other things, highly liquid short-term securities.

CAPITALIZATION

        The following table sets forth our consolidated capitalization at June 30, 2012:

  •
  on an actual basis; and

  •
  as adjusted to give effect to the sale of $             aggregate principal amount of the notes offered hereby, after deducting the underwriting discount, but before deducting the amount of estimated offering expenses.

        You should read this table in conjunction with the more detailed information, including our consolidated financial statements and related notes, included and incorporated by reference in this prospectus supplement.

	At June 30, 2012
	($ in thousands except share data)
	Actual	As Adjusted
Debt
% Senior Notes due 2019	$—	$
Federal funds purchased and securities sold under agreement to repurchase	100,000
Federal Home Loan Bank advances	392,932
Other borrowed funds	28,781
Trust preferred borrowings	67,011
Total debt	588,724
Stockholders' equity
Preferred stock, $0.01 par value (7,500,000 shares authorized; 52,625 issued and outstanding)	1
Common stock, $0.01 par value (20,000,000 shares authorized; 18,287,752 shares issued and 8,707,183 shares outstanding)	183
Capital in excess of par value	221,576
Retained earnings	419,170
Treasury stock (9,580,569 shares, at cost)	(248,280)
Accumulated other comprehensive income	9,295
Total stockholders' equity	401,945
Total capitalization	$990,669	$

RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

        Our consolidated ratio of earnings to fixed charges and preferred stock dividends for each of the periods indicated is as follows:

	For the Six Months Ended June 30,		For the Years Ended December 31,
	2012	2011	2011	2010	2009(2)	2008	2007
Ratio of Earnings to Fixed Charges and Preferred Stock Dividends:(1)
Excluding interest on deposits	3.35x	2.20x	2.50x	1.63x	0.82x	1.59x	1.84x
Including interest on deposits	2.25x	1.60x	1.77x	1.33x	0.91x	1.29x	1.40x

(1)
Earnings have been calculated by adding combined fixed charges to consolidated income from continuing operations before income taxes. Combined fixed charges, excluding interest on deposits, consist of interest expense, amortization of deferred financing costs and preferred stock dividends. For all periods, we computed the ratios of earnings to combined fixed charges and preferred stock dividends by dividing earnings by combined fixed charges. If we do not repurchase or redeem any shares of Series A Preferred Stock prior to February 15, 2014, the cost of this capital to us will increase substantially on and after that date, with the dividend rate on the shares of Series A Preferred Stock increasing from 5.0% to 9.0% per annum, which would adversely affect our ratio of earnings to combined fixed charges and preferred stock dividends.

(2)
For 2009, the deficiency amounted to $5.2 million.

DESCRIPTION OF THE NOTES

        The notes will be a series of our senior debt securities as described in the accompanying prospectus under "Description of Debt Securities." The notes will be issued under a senior debt securities indenture to be dated                    , 2012, referred to as the base indenture, between us and U.S. Bank National Association, a national banking association, as trustee, referred to as the Trustee or U.S. Bank, as supplemented by a supplemental indenture with respect to the notes. In this section, we refer to the base indenture, as supplemented by the supplemental indenture, as the Indenture. The following description of the notes and the Indenture may not be complete and is subject to and qualified in its entirety by reference to all of the provisions of the notes and the Indenture. Wherever we refer to particular sections or defined terms of the Indenture, it is our intent that those sections or defined terms will be incorporated by reference in this prospectus supplement. We urge you to read these documents because they, and not this description, define your rights as a holder of the notes. The following description of the particular terms of the notes supplements and replaces any inconsistent information set forth under the heading "Description of Debt Securities" in the accompanying prospectus.

General

        The notes will constitute a separate series of senior debt securities under the Indenture and will be issued in an initial aggregate principal amount of $            and will mature on            , 2019, the maturity date. The notes will not be subject to, or entitled to the benefits of, a sinking fund or repurchase by us at the option of the holders. The notes will be issued only in fully registered book-entry form without coupons and in denominations of $25 and integral multiples of $25 in excess thereof. Currently, there is no public market for the notes. The notes will be issued pursuant to the Indenture.

        We may, without the consent of any of the holders of the notes, create and issue additional senior debt securities so that those additional senior debt securities would form a single series with the notes, or the same-series debt securities, or that would form a new series of senior debt securities. Such same-series debt securities would have the same terms as the notes in all respects, except for the issue date, the issue price and the initial interest payment date. The notes offered by this prospectus supplement and any same-series debt securities would rank equally and ratably and would be treated as a single series of debt securities for all purposes under the Indenture.

        The notes will bear interest at the rate of            % per year, accruing from            , 2012. Interest on the notes will be payable quarterly in arrears on            ,             ,            and            of each year, commencing            , 2012, each being an interest payment date, to the persons in whose names the notes are registered at the close of business on the preceding            ,            ,             and            , respectively. Interest on the notes will be computed on the basis of a 360-day year of twelve 30-day months.

        If any interest payment date or the maturity date of the notes is not a business day, then payment of the principal and interest may be made on the next business day. In that case, no interest will accrue on the amount payable for the period from and after the applicable interest payment date or maturity date, as the case may be.

        The registered holder of a note will be treated as the owner of it for all purposes. Only registered holders have rights under the Indenture. Payment of the principal of, and interest on, the notes represented by a global note registered in the name of or held by DTC or its nominee will be made in immediately available funds to DTC or its nominee, as the case may be, as the registered owner and holder of such global note. See the section "Book-Entry, Delivery and Form of Notes" in this prospectus supplement for more information.

        The Indenture contains no covenants or restrictions restricting the incurrence of debt by us or by our subsidiaries. The Indenture contains no financial covenants and does not restrict us from paying dividends or issuing or repurchasing other securities, and does not contain any provision that would provide protection to the holders of the notes against a sudden and dramatic decline in credit quality resulting from a merger, takeover, recapitalization or similar restructuring or any other event involving us or our subsidiaries that may adversely affect our credit quality, except to the extent described under the headings "—Merger, Consolidation, Sale, Lease or Conveyance" and "—Certain Covenants" below.

        The notes will not be subject to, or entitled to the benefits of, a sinking fund or repurchase by us at the option of the holders. In addition, the notes will not be convertible into, or exchangeable for, any other securities.

        The notes will not be savings accounts, deposits or other obligations of any of our subsidiaries and will not be insured or guaranteed by the FDIC or any other governmental agency or instrumentality.

        We may from time to time purchase the notes in the open market or otherwise.

Interest

        Interest on the notes will accrue at the rate of            % per annum, accruing from            , 2012. Interest on the notes will be payable quarterly on            ,            ,             and            of each year, beginning            . We will make each interest payment to the registered holders of notes at the close of business on the            ,            ,             or            next preceding the applicable interest payment date. Interest on the notes at the maturity date will be payable to the persons to whom principal is payable. Interest on the notes will be computed on the basis of a 360-day year consisting of twelve 30-day months. Interest payments on the notes will be the amount of interest accrued from and including            , 2012 or the most recent interest payment date on which interest has been paid to but excluding the interest payment date or the maturity date, as the case may be.

        If an interest payment date or the maturity date falls on a day that is not a business day, the related payment of interest and principal will be made on the next day that is a business day, and no interest on the notes or such payment will accrue for the period from and after such interest payment date or maturity date, as the case may be, to the date payment is made. A "business day" means any day other than a Saturday, a Sunday or a day on which banking institutions in the City of New York or the place for payment are authorized by law, regulation or executive order to remain closed.

Methods of Receiving Payments on the Notes

        The notes will be payable as to principal and interest at the office or agency of the paying agent (which may be us), or, at our option, payment of interest may be made by check mailed to the holders of the notes at their addresses set forth in the register of holders, and provided that all payments of principal and interest with respect to notes a holder of which owns at least $             million aggregate principal amount of notes and has given wire transfer instructions to the paying agent or us at least ten business days prior to the applicable payment date, will be required to be made by wire transfer of immediately available funds to the accounts specified by the holder thereof.

Optional Redemption

        We may, at our option, on            , 2017, or on any scheduled interest payment date thereafter, redeem the notes in whole or in part on not less than 30 nor more than 60 days' prior notice mailed to the holders of the notes. The notes will be redeemable at a redemption price equal to 100% of the principal amount of the notes to be redeemed plus accrued and unpaid interest to the date of redemption.

        On and after any redemption date, interest will cease to accrue on the notes called for redemption. On or prior to any redemption date, we are required to deposit with a paying agent money sufficient to pay the redemption price of and accrued interest on the notes to be redeemed on such date.

Selection and Notice

        If less than all of the notes are to be redeemed at any time, the Trustee shall select the notes to be redeemed among the holders of the notes, on a pro rata basis, by lot or in accordance with any other method the Trustee deems fair and appropriate, subject to the rules and procedures of DTC. Notes and portions of notes selected shall be in amounts of $25 or whole multiples of $25, except that, if all of the notes of a holder are to be redeemed, the entire outstanding amount of notes held by such holder, even in not a multiple of $25, shall be redeemed.

        Notice of redemption will be mailed by first class mail to each holder of notes to be redeemed at its registered address at least 30 but no more than 60 days before the applicable redemption date, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the notes or a satisfaction and discharge of the Indenture.

        If any note is to be redeemed in part only, the notice of redemption that relates to that note will state the portion of the principal amount of that notice that is to be redeemed. A new note in principal amount equal to the unredeemed portion of the original note will be issued in the name of the holder of any note being redeemed in part upon surrender for cancellation of the original note. Notes called for redemption become due and payable on the date fixed for redemption.

Listing

        We intend to apply to list the notes on the NASDAQ Global Select Market. If the listing is approved, we expect trading in the notes to begin within 30 days of            , 2012, the original issue date.

Events of Default; Waiver

        An "event of default," when used in the Indenture, means any of the following:

  •
  our default in the payment of any interest on the notes when due, and continuance of such default for a period of 30 days;

  •
  our default in the payment of any principal of the notes when due;

  •
  our failure to perform any other covenant or agreement in the Indenture and the continuance of such default or breach for a period of 90 days after notice to us by the Trustee or the holders of at least 25% in aggregate principal amount of the notes by notice to us (with a copy to the Trustee) specifying such failure and requiring it to be remedied;

  •
  a court having jurisdiction enters a decree or order for relief in respect of us or a Material Subsidiary in an involuntary case or preceding under any applicable bankruptcy, insolvency, reorganization or other similar law, or a decree or order adjudging us or a Material Subsidiary as bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment, or composition of or in respect of us or a Material Subsidiary under any applicable federal or state law, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of us or a Material Subsidiary or for any substantial part of our property, or ordering the winding-up or liquidation of our affairs, shall have been entered, and such decree or order remains unstayed and in effect for a period of 60 consecutive days;

  •
  we or a Material Subsidiary commence a voluntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or any other case or proceeding to be adjudicated as bankrupt or insolvent, or consent to the entry of a decree or order for relief in an involuntary case or proceeding under any such law, or to the commencement of any bankruptcy or insolvency case or proceeding against us or a Material Subsidiary, or the filing by us or a Material Subsidiary of a petition or answer to consent seeking reorganization or relief under any such applicable federal or state law, or the consent by us or a Material Subsidiary to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of us or a Material Subsidiary or of any substantial part of our or its property, or the making by us or a Material Subsidiary of an assignment for the benefit of creditors, or the taking of action by us or a Material Subsidiary in furtherance of any such action; or

  •
  a default under any bond, debenture, note or other evidence of indebtedness for money borrowed by us or a Material Subsidiary having an aggregate principal amount outstanding of at least $25,000,000, or under any mortgage, indenture or instrument (including the Indenture) under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by us or a Material Subsidiary having an aggregate principal amount outstanding of at least $25,000,000, whether such indebtedness now exists or is created or incurred in the future, which default (i) constitutes a failure to pay any portion of the principal of such indebtedness when due and payable after the expiration of any applicable grace period or (ii) results in such indebtedness becoming due or being declared due and payable prior to the date on which it otherwise would have become due and payable without, in the case of clause (i), such indebtedness having been discharged or, in the case of clause (ii), without such indebtedness having been discharged or such acceleration having been rescinded or annulled. For purposes of this provision, obligations of us or a Material Subsidiary pursuant to a lease that are required (as opposed to elected to be treated) as capitalized leases under GAAP are excluded from the definition of indebtedness.

        A Material Subsidiary means WSFS Bank or any successor thereof or any of our subsidiaries that is a depository institution and that has consolidated assets equal to 30% or more of our consolidated assets.

        If an event of default occurs and continues, the Trustee by notice to us or the holders of at least 25% in aggregate principal amount of the outstanding notes by notice to us (with a copy to the Trustee) may declare the entire principal of and all accrued but unpaid interest on all the notes to be due and payable immediately. Subject to certain conditions, but before a judgment or decree for payment of the money due has been obtained, such declaration and its consequences may be rescinded and annulled by the holders of a majority in principal amount of the outstanding notes.

        The Indenture also provides that the holders of a majority in principal amount of the notes may waive any existing default with respect to the notes and its consequences, except a default in the payment of the principal of and interest on the notes.

        The holders of a majority in principal amount of the notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines may be unduly prejudicial to the holders of the notes not joining in the direction or that may involve the Trustee in personal liability. In addition, the Trustee may take any other action consistent with the Indenture relating to any such direction received from the holders of the notes. The Trustee shall not be obligated to take any action at the direction of holders unless such holders have provided to the Trustee security or indemnity satisfactory to the Trustee.

        Subject to the provisions of the Indenture relating to the duties of the Trustee, in case an event of default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any holders of notes unless such holders have offered to the Trustee reasonable indemnification. Except to enforce the right to receive payment of principal, premium, if any, or interest, when due, no holder of a note may pursue any remedy with respect to the Indenture or such note unless:

  •
  such holder has previously given the Trustee written notice of a continuing event of default;

  •
  holders of at least 25% in aggregate principal amount of the outstanding notes have made a written request to the Trustee to pursue the remedy;

  •
  such holders provide to the Trustee security or indemnity acceptable to the Trustee against any loss, liability or expense;

  •
  the Trustee has not complied with such request within 60 days after receipt of the request and the provision of security or indemnity acceptable to the Trustee; and

  •
  the holders of a majority in aggregate principal amount of the outstanding notes do not give the Trustee a direction inconsistent with the request within such 60-day period.

        Except in the case of a default or event of default in payment of principal of and interest on any note, the Trustee may withhold notice of a default or event of default if and so long as a committee of its responsible officers in good faith determines that withholding the notice is in the interests of the holders of the notes. We are required to deliver to the Trustee annually a statement from our applicable officers regarding whether or not they have knowledge of any default or event of default. Within 30 days of any applicable officer becoming aware of any default or event of default, such officer is required to deliver to the Trustee a statement specifying such default or event of default. For purposes of this paragraph, "default" means any event which is, or after notice or lapse of time or both would become, an event of default under the Indenture with respect to the notes.

Ranking

        The notes will be senior unsecured indebtedness of WSFS Financial Corporation and rank equally with our other senior unsecured indebtedness and will be effectively subordinate to our secured indebtedness. As of June 30, 2012, we had no outstanding secured debt. Since we are a holding company, our rights and the rights of our creditors, including holders of the notes, to participate in any distribution of the assets of our subsidiaries, upon a subsidiary's dissolution, winding-up, liquidation or reorganization or otherwise, and thus the ability of a holder of notes to benefit indirectly from such distribution, is subject to the prior claims of creditors of any such subsidiary, including, in the case of WSFS Bank, its depositors, except to the extent that we may be a creditor of such subsidiary and our claims are recognized. Claims on our subsidiaries by creditors other than us may include claims with respect to long-term debt and substantial obligations with respect to deposit liabilities, federal funds purchased, securities sold under repurchase agreements, other short-term borrowings and various other financial obligations.

        There are legal limitations on the extent to which some of our subsidiaries may extend credit, pay dividends or otherwise supply funds to, or engage in transactions with, us or some of our other subsidiaries. Our subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay amounts due under our contracts or otherwise to make any funds available to us. Accordingly, the notes will be structurally subordinated to all existing and future liabilities of our subsidiaries. As of June 30, 2012, our subsidiaries' direct borrowings and deposit liabilities totaled approximately $3.7 billion.

Merger, Consolidation, Sale, Lease or Conveyance

        We will not merge or consolidate with or merge into any person, or sell, lease or convey, in a single transaction or in a series of transactions, all or substantially all of our assets to any person, unless:

  •
  we are the continuing corporation, or the successor corporation or the person that acquires all or substantially all of our assets is a corporation organized and existing under the laws of the United States or a state thereof or the District of Columbia and expressly assumes all our obligations under the notes and the Indenture or assumes such obligations as a matter of law;

  •
  immediately after giving effect to such merger, consolidation, sale lease or conveyance there is no default (as defined above) or event of default under the Indenture; and

  •
  we shall have delivered to the Trustee an officers' certificate and an opinion of counsel, each stating that the transaction complies with the terms of the Indenture and that all conditions precedent in the Indenture provided for relating to such transaction have been complied with.

        Upon any such consolidation or merger, sale, lease or conveyance, the successor corporation formed, or into which we are merged or to which such sale, conveyance or transfer is made, shall succeed to, and be substituted for, us under the Indenture with the same effect as if it had been an original party to the Indenture. As a result, we will be released from all our liabilities and obligations under the Indenture and under the notes.

        Although there is a limited body of case law interpreting the phrase "substantially all" and similar phrases, there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve "substantially all" the property or assets of a person.

Certain Covenants

        Subject to certain exceptions, the Indenture:

  •
  prohibits us from, directly or indirectly, selling, assigning, pledging, transferring or otherwise disposing, and we cannot permit a Material Subsidiary or any of our other subsidiaries to, directly or indirectly, sell, pledge, assign, transfer or otherwise dispose of shares of voting capital stock, or securities convertible into voting capital stock, or options, warrants or rights to subscribe for or purchase voting capital stock of a Material Subsidiary; and

  •
  prohibits us from permitting a Material Subsidiary to issue, sell or otherwise dispose of any shares of its voting capital stock or securities convertible into its voting capital stock or options, warrants or rights to subscribe for or purchase its voting capital stock; unless we will own, directly or indirectly, at least 80% of the issued and outstanding voting stock of a Material Subsidiary after giving effect to that transaction. The covenant described in the preceding sentence does not apply to any transaction of the type described above under "—Merger, Consolidation, Sale, Lease or Conveyance."

        Furthermore, we will not permit a Material Subsidiary to:

  •
  merge or consolidate with or into any corporation or other person, unless we are the surviving corporation or person, or unless we will own, directly or indirectly, at least 80% of the surviving corporation's issued and outstanding voting stock;

  •
  lease, sell, assign or transfer all or substantially all of its properties and assets to any corporation or other person (other than us), unless we will own, directly or indirectly, at least 80% of the issued and outstanding voting stock of that corporation or other person; or

  •
  pay any dividend in a Material Subsidiary's voting stock or make any other distribution in its voting stock, unless the Material Subsidiary to which the transaction relates, after obtaining any necessary regulatory approvals, unconditionally guarantees payment of the principal and any premium and interest on the Securities.

        However, we may agree to any such merger or consolidation or sale, lease, assignment, pledge or transfer of securities, properties or assets if: (i) required by law, such lease, sale, assignment or transfer of securities is made to any person for the purpose of the qualification of such person to serve as a director; (ii) such lease, sale, assignment or transfer of securities is made by us or any of our subsidiaries acting in a fiduciary capacity for any person other than us or any of our subsidiaries; (iii) made in connection with the consolidation of us with or the sale, lease or conveyance of all or substantially all of the assets of us to, or merger of us with or into any other person (as to which the covenant described above under the heading "—Merger, Consolidation, Sale, Lease or Conveyance" shall apply); or (iv) it is required as a condition imposed by any law or any rule, regulation or order of any governmental agency or authority to the acquisition by us of another entity; provided that in the case of (iv) only, after giving effect to such acquisition, (y) at least 80% of the issued and outstanding voting stock of such entity will be owned, directly or indirectly, by us and (z) our consolidated assets will be at least equal to 70% of our consolidated assets prior to the acquisition. These covenants will not prohibit us or a Material Subsidiary from selling or transferring assets pursuant to any securitization transaction or pledging any assets to secure borrowings incurred in the ordinary course of business, including, without limitation, to secure advances from the Federal Home Loan Bank of Pittsburgh and reverse repurchase agreements.

        Furthermore, for so long as the notes are outstanding, we will not, nor will we permit a Material Subsidiary or any of our other subsidiaries to, incur debt secured by any shares of voting stock of a Material Subsidiary (or securities convertible into, or options, warrants or rights to subscribe for or purchase shares of that voting stock) without making effective provision for securing the notes equally and ratably with that secured debt. However, this covenant will not apply to the extent that we continue to own at least 80% of the issued and outstanding voting stock of a Material Subsidiary (treating that encumbrance as a transfer of those shares to the secured party). The foregoing restriction does not apply to any:

  •
  pledge, encumbrance or lien to secure our indebtedness or the indebtedness of a subsidiary as part of the purchase price of such shares of voting stock, or incurred prior to, at the time of or within 120 days after acquisition thereof for the purpose of financing all or any part of the purchase price thereof;

  •
  lien for taxes, assessments or other government charges or levies (i) which are not yet due or payable without penalty, (ii) which we are contesting in good faith by appropriate proceedings so long as we have set aside on our books such reserves as shall be required in respect thereof in conformity with generally accepted accounting principles or (iii) which secure obligations of less than $500,000 in amount;

  •
  lien of any judgment, if that judgment (i) is discharged, or stayed on appeal or otherwise, within 60 days, (ii) is currently being contested in good faith by appropriate proceedings so long as we have set aside on our books such reserves as shall be required in respect thereof in conformity with generally accepted accounting principles or (iii) involves claims of less than $500,000; or

  •
  any pledge or lien on the voting stock of a Material Subsidiary to secure a loan or other extension of credit by any of our subsidiaries subject to Section 23A of the Federal Reserve Act.

        The holders of no less than a majority in aggregate principal amount of the notes may waive compliance in a particular instance by us with any provision of the Indenture or the notes, including the foregoing covenants, except as otherwise stated below under "—Modification of the Indenture."

Satisfaction and Discharge

        The Indenture will be discharged and will cease to be of further effect as to all notes, when:

  (1)
  either:

  (i)
  all notes that have been authenticated, except lost, stolen or destroyed notes that have been replaced or paid and notes for which payment has been deposited in trust and thereafter repaid to us, have been delivered to the Trustee for cancellation; or

  (ii)
  all notes that have not been delivered to the Trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or shall become due and payable within one year and we have irrevocably deposited with the Trustee or the paying agent, in trust, for the benefit of the holders of the notes, cash in United States dollars and/or non-callable government securities in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay and discharge the entire indebtedness on the notes not delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest, to the date of maturity or redemption;

  (2)
  we have paid all sums payable by us under the Indenture with respect to the notes;

  (3)
  we have delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the notes at maturity or on the redemption date, as the case may be; and

  (4)
  we have delivered to the Trustee an officers' certificate and an opinion of counsel stating that the conditions precedent to the satisfaction and discharge of the notes have been satisfied.

Legal Defeasance and Covenant Defeasance

Legal Defeasance.

        We will be deemed to have paid and will be discharged from any and all obligations in respect of the notes on the 91st day after we have made the deposit referred to below, and the provisions of the Indenture will cease to be applicable with respect to the notes (except for, among other matters, certain obligations to register the transfer of or exchange of the notes, to replace stolen, lost or mutilated notes, to maintain paying agencies and to hold funds for payment in trust) if:

  (1)
  we have irrevocably deposited with the Trustee, in trust, cash in United States dollars and/or non-callable government securities that will provide funds in amount sufficient, in the opinion of a nationally recognized public accounting firm, to pay the principal of, premium, if any, and accrued interest on the notes at the time such payments are due or on the applicable redemption date in accordance with the terms of the Indenture;

  (2)
  we have delivered to the Trustee:

  (i)
  an opinion of counsel to the effect that holders of the notes will not recognize income, gain or loss for federal income tax purposes as a result of the defeasance and will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such defeasance had not occurred, which opinion of counsel must be based upon a ruling of the Internal Revenue Service to the same effect or a change in applicable federal income tax law or related treasury regulations after the date of the Indenture; and

  (ii)
  an opinion of counsel to the effect that the defeasance trust does not constitute an "investment company" within the meaning of the Investment Company Act of 1940 and, after the passage of 91 days following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally;

  (3)
  no default (as defined above) or event of default will have occurred and be continuing on the date of such deposit, or insofar as events of default due to certain events of bankruptcy, insolvency or reorganization in respect of us are concerned, during the period ending on the 91st day after the date of such deposit, and such deposit shall not result in a breach or violation of, or constitute a default under, any other material agreement or instrument to which we are a party or by which we are bound;

  (4)
  we shall have delivered to the Trustee an officers' certificate and an opinion of counsel, each stating that, subject to certain assumptions and exclusions, all conditions precedent provided for or relating to the defeasance have been complied with; and

  (5)
  the Trustee shall have received such other documents, assurances and opinions of counsel as the Trustee shall have reasonably required.

Covenant Defeasance.

        We will not need to comply with certain restrictive covenants, and the provisions of the Indenture will cease to be applicable with respect to an event of default under the notes other than an event of default due to our failure to pay the principal of or interest on the notes when due, upon:

  (1)
  the satisfaction of the conditions described in clauses 1, 2(ii), 3, 4 and 5 of the preceding paragraph; and

  (2)
  our delivery to the Trustee of an opinion of counsel to the effect that the holders of the notes will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such defeasance had not occurred.

        If we exercise our option to omit compliance with certain provisions of the Indenture as described in the immediately preceding paragraph and the notes are declared due and payable because of the occurrence of an event of default that remains applicable, the amount of money and/or non-callable government securities on deposit with the Trustee may not be sufficient to pay amounts due on the notes at the time of acceleration resulting from such event of default. In such event, we will remain liable for such payments.

Modification of the Indenture

        Except as set forth below, modification and amendment of the Indenture as applicable to the notes may be made only with the consent of the holders of not less than a majority in principal amount of the notes then outstanding voting as a single class.

        No modification or amendment of the Indenture as applicable to the notes may, without the consent of each holder affected thereby, do any of the following (with respect to any notes held by a nonconsenting holder):

  •
  change the stated maturity of the principal of, or interest on, any note;

  •
  reduce the principal amount of any note or reduce the rate of, or extend or change the time for payment of, interest on the any note;

  •
  change the place or currency of payment of principal, premium, if any, or interest on any note;

  •
  reduce any amount payable upon the redemption of any note;

  •
  impair the right to institute suit for the enforcement of any payment on or with respect to any note;

  •
  reduce the percentage in principal amount of outstanding notes the consent of whose holders is required for modification or amendment of the Indenture;

  •
  reduce the percentage in principal amount of outstanding notes necessary for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults; or

  •
  modify such provisions with respect to modification and waiver.

        We and the Trustee may modify or amend the Indenture as applicable to the notes, without the consent of any holder of the notes, for any of the following purposes:

  •
  to cure any ambiguity, defect or inconsistency;

  •
  to provide for uncertificated notes in addition to or in place of definitive notes;

  •
  to provide for the assumption of our obligations by a successor in accordance with the covenant described above under "—Merger, Consolidation, Sale, Lease or Conveyance;"

  •
  to conform the text of the Indenture or the notes to any provision of the "Description of the Notes" section in this prospectus supplement;

  •
  to supplement any of the provisions of the Indenture to such extent as shall be necessary to permit or facilitate the defeasance and discharge of any note as described above under "—Satisfaction and Discharge" and "—Legal Defeasance and Covenant Defeasance;"

  •
  to make any change that would provide any additional rights or benefits to the holders of the notes;

  •
  to make any change that is not inconsistent with the Indenture and does not adversely affect the legal rights thereunder of any holder of a note; or

  •
  to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act of 1939, as amended, referred to as the Trust Indenture Act.

        Subject to the requirements for the holders to waive a default and to pursue a remedy with respect to the Indenture or the notes and the rights of any holder of a note to receive payment of principal of, premium, if any, on and interest on such note, holders of a majority in aggregate principal amount of the notes voting as a single class may waive compliance in a particular instance by us with any provision of the Indenture or the note, except as otherwise stated above.

Outstanding Notes; Determinations of Holders' Actions

        Notes outstanding at any time are the notes authenticated by the Trustee except for those cancelled by it, those mutilated, destroyed, lost or stolen that have been replaced by the Trustee, those delivered to the Trustee for cancellation and those described below as not outstanding. A note does not cease to be outstanding because we or an affiliate of us holds the note; provided, that in determining whether the holders of the requisite principal amount of notes have given or concurred in any request, demand, authorization, direction, notice, consent, amendment or waiver, notes owned by us or an affiliate of us will be disregarded and deemed not to be outstanding. If the paying agent holds on a redemption date money or securities sufficient to pay notes payable on that date, then immediately after such redemption date such notes will cease to be outstanding.

        The Trustee may make reasonable rules for action by or at a meeting of holders of the notes. The registrar or paying agent may make reasonable rules and set reasonable requirements for its functions.

Limitation on Individual Liability

        No director, officer, employee, incorporator or stockholder of us, as such, will have any liability for any obligations of us under the notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of a note, by accepting a note waives and releases such liability. The waiver and release are part of the consideration for the issuance of the notes. Such waiver may not be effective to waive liabilities under the federal securities laws.

Trustee

        U.S. Bank National Association will act as trustee for the notes under the Indenture, as permitted by the terms thereof. At all times, the Trustee must be organized and doing business under the laws of the United States or any state thereof, and must comply with the applicable requirements under the Trust Indenture Act. The Trustee may resign at any time by giving us written notice and may be removed as Trustee with respect to the notes:

  •
  by notification in writing by the holders of a majority in aggregate principal amount of the outstanding notes; or

  •
  by us if it (i) fails to comply with the obligations imposed upon it under the Trust Indenture Act; (ii) is not organized and doing business under the laws of the United States or any state thereof; (iii) becomes incapable of acting as Trustee; or (iv) a court takes certain actions with respect to such Trustee relating to bankruptcy or insolvency.

        If the Trustee resigns or is removed or if a vacancy exists in the office of the Trustee for any reason, we will promptly appoint a new Trustee. A resignation or removal of the Trustee will become effective only upon the successor Trustee's acceptance of appointment in writing. The successor Trustee will mail a notice of its succession to holders of the notes.

        If the Trustee acquires any conflicting interest, as defined in the Trust Indenture Act, with respect to the notes, within 90 days after the Trustee has or acquired a conflicting interest, which has not been cured or waived, the Trustee would generally be required by the Trust Indenture Act to eliminate that conflicting interest or resign as Trustee with respect to the notes issued under the Indenture. If the Trustee resigns, we are required to promptly appoint a successor trustee with respect to the affected securities.

        U.S. Bank National Association and/or certain of its affiliates may provide banking, investment and other services to us. A trustee under the Indenture may act as trustee under any of our other indentures.

Notices

        Any notices required to be given to the holders of the notes will be given to DTC, and DTC will communicate these notices to DTC participants in accordance with its standard procedures.

Governing Law

        The Indenture and the notes are governed by, and will be construed in accordance with, the laws of the State of New York. The Indenture will be subject to the provisions of the Trust Indenture Act that are required to be part of the Indenture and shall, to the extent applicable, be governed by such provisions.

BOOK-ENTRY, DELIVERY AND FORM OF NOTES

General

        The notes will be issued in registered, global form in minimum denominations of $25 and integral multiples of $25 thereof. The notes will be issued on the issue date therefor only against payment in immediately available funds.

        The notes initially will be represented by one or more permanent global certificates (which may be subdivided) in definitive fully registered form without interest coupons, referred to as the global notes. The global notes will be deposited with, or on behalf of, DTC and will be registered in the name of DTC or its nominee. Investors may hold their beneficial interests in a global note directly through DTC or indirectly through organizations which are participants in the DTC system.

        Except as set forth in this prospectus supplement, the global notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the global notes may not be exchanged for notes in certificated form except in the limited circumstances described below under "—Exchange of Book Entry Notes for Certificated Notes." Transfer of beneficial interests in the global notes will be subject to the applicable rules and procedures of DTC and its direct and indirect participants, which may change from time to time.

Depositary Procedures

        The following description of the operations and procedures of DTC are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them.

        We do not take any responsibility for these operations and procedures and urge investors to contact the systems or their participants to directly discuss these matters. DTC has advised us that it is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations, referred to as participants, and to facilitate the clearance and settlement of transactions in those securities between participants through electronic, computerized book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates. Participants include both U.S. and non-U.S. securities brokers and dealers (including the underwriters), banks, trust companies, clearing corporations and certain other organizations. Indirect access to DTC's system is also available to banks, securities brokers, dealers, trust companies and clearing corporations that clear through or maintain a custodial relationship with a participant, either directly or indirectly, referred to as indirect participants. Persons who are not participants may beneficially own securities held by or on behalf of DTC only through participants or indirect participants. The ownership interest and transfer of ownership interest of each actual purchaser of each security held by or on behalf of DTC are recorded on the records of participants and indirect participants.

        DTC has advised us that, pursuant to procedures established by it:

  •
  upon deposit of the global notes, DTC will credit the accounts of participants designated by the underwriters with portions of the principal amount of the global notes; and

  •
  ownership of interests in the global notes will be shown on, and the transfer of ownership of the global notes will be effected only through, records maintained by DTC (with respect to participants) or by participants and indirect participants (with respect to other owners of beneficial interests in the global notes).

        Upon issuance, a holder may hold its interests in the global notes directly through DTC if it is a participant, or indirectly through organizations that are participants or indirect participants. The depositaries, in turn, will hold interests in the notes in customers' securities accounts in the depositaries' names on the books of DTC.

        All interests in a global note will be subject to the procedures and requirements of DTC. The laws of some jurisdictions require that certain persons take physical delivery in certificated form of securities that they own. Consequently, the ability to transfer beneficial interests in a global note to those persons will be limited to that extent. Because DTC can act only on behalf of participants, which in turn act on behalf of indirect participants and certain banks, the ability of a person having beneficial interests in a global note to pledge its interests to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of its interests, may be affected by the lack of a physical certificate evidencing its interests. For certain other restrictions on the transferability of the notes, see "—Exchange of Book Entry Notes for Certificated Notes."

        Except as described below, owners of interests in the global notes will not have notes registered in their name, will not receive physical delivery of notes in certificated form and will not be considered the registered owners or holders thereof under the Indenture for any purpose.

        Payments on the global notes registered in the name of DTC, or its nominee, will be payable in immediately available funds by the Trustee (or the paying agent if other than the trustee) to DTC or its nominee in its capacity as the registered holder under the Indenture. We and the Trustee, as applicable, will treat the persons in whose names the notes, including the global notes, are registered as the owners thereof for the purpose of receiving such payments and for any and all other purposes whatsoever. Neither the Trustee nor any agent thereof has or will have any responsibility or liability for:

  •
  any aspect of DTC's records or any participant's or indirect participant's records relating to, or payments made on account of, beneficial ownership interests in the global notes, or for maintaining, supervising or reviewing any of DTC's records or any participant's or indirect participant's records relating to the beneficial ownership interests in the global notes; or

  •
  any other matter relating to the actions and practices of DTC or any of its participants or indirect participants.

        DTC has advised us that its current practice, upon receipt of any payment in respect of securities such as the notes (including principal and interest), is to credit the accounts of the relevant participants with the payment on the payment date, in amounts proportionate to their respective holdings in the principal amount of the relevant security as shown on the records of DTC, unless DTC has reason to believe it will not receive payment on such payment date. Payments by participants and indirect participants to the beneficial owners of notes will be governed by standing instructions and customary practices and will be the responsibility of participants or indirect participants and will not be the responsibility of DTC, the Trustee, as applicable, or us.

        Neither we nor the Trustee will be liable for any delay by DTC or any of its participants or indirect participants in identifying the beneficial owners of the notes, and we and the Trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

        Redemption notices shall be sent to DTC or its nominee.

        Initial settlement for the notes will be made in immediately available funds. Any secondary market trading activity in interests in the global notes will settle in immediately available funds, subject in all cases to the rules and procedures of DTC and its participants. Transfers between participants in DTC will be effected in accordance with DTC's procedures, and will settle in same-day funds.

        DTC has advised us that it will take any action permitted to be taken by a holder of notes only at the direction of one or more participants who have an interest in DTC's global notes in respect of the portion of the principal amount of the notes as to which the participant or participants has or have given direction. However, if an event of default exists under the Indenture, DTC reserves the right to exchange the global notes for notes in certificated form and to distribute the certificated notes to its participants.

        We believe that the information in this section concerning DTC and its book-entry system has been obtained from reliable sources, but we do not take responsibility for the accuracy of this information. Although DTC will agree to the procedures described in this section to facilitate transfers of interests in the global notes among participants in DTC, DTC is not obligated to perform or to continue to perform these procedures, and these procedures may be discontinued at any time by giving reasonable notice. Neither we nor the Trustee will have any responsibility or liability for any aspect of the performance by DTC or its participants or indirect participants of any of their respective obligations under the rules and procedures governing their operations or for maintaining, supervising or reviewing any records relating to the global notes that are maintained by DTC or any of its participants or indirect participants.

Exchange of Book-Entry Notes for Certificated Notes

        A global note is exchangeable for certificated notes in definitive, fully registered form without interest coupons if:

  •
  DTC notifies the Trustee that it is unwilling or unable to continue as depositary for the global notes and the Trustee fails to appoint a successor depositary within 90 days of receipt of DTC's notice, or DTC has ceased to be a clearing agency registered under the Exchange Act and the Trustee fails to appoint a successor depositary within 90 days of becoming aware of this condition;

  •
  at our request, DTC notifies holders of the notes that they may utilize DTC's procedures to cause the notes to be issued in certificated form, and such holders request such issuance; or

  •
  an event of default, or any event which after notice or lapse of time or both would be an event of default, exists under the Indenture and a request is made by DTC or one of its participants.

        In addition, beneficial interests in a global note may be exchanged by or on behalf of DTC for certificated notes upon request by DTC, but only upon at least 20 days prior written notice given to the Trustee in accordance with DTC's customary procedures. In all cases, certificated notes delivered in exchange for any global note or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depository in accordance with its customary procedures.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

        The following is a general summary of the material U.S. federal income tax considerations of the purchase, beneficial ownership and disposition of notes as of the date hereof. This summary applies only to holders that purchase notes in the initial offering at their issue price (i.e., the first price at which a substantial amount of notes is sold to investors) and that hold the notes as capital assets for U.S. federal income tax purposes (generally, assets held for investment). This summary does not apply to you if you are a member of a class of holders subject to special rules, such as a dealer in securities or currencies; a trader in securities that elects to use a mark-to-market method of accounting for your securities holdings; a bank; an insurance company; a tax-exempt organization; an entity treated as a partnership for U.S. federal income tax purposes and investors therein; a person that owns notes that are a hedge or that are hedged against interest rate risks; a person that owns notes as part of a straddle or conversion transaction for tax purposes; a person that purchases or sells notes as part of a wash sale for tax purposes; a U.S. holder (as defined below) whose functional currency for tax purposes is not the U.S. dollar; a U.S. expatriate; or a person liable for alternative minimum tax. In addition, this summary does not address any non-income tax considerations or any foreign, state or local tax consequences.

        If you purchase notes at a price other than the initial offering price, the amortizable bond premium or market discount rules may also apply to you. You should consult your independent tax advisors regarding this possibility.

        This section is based on the Internal Revenue Code of 1986, as amended, referred to as the Code, its legislative history, existing and proposed Treasury regulations promulgated thereunder and administrative and judicial interpretations thereof, published rulings and court decisions, all as currently in effect. These laws are subject to change, possibly on a retroactive basis. No assurances can be given that any change in these laws or authorities will not affect the accuracy of the discussion set forth in this summary.

        If a partnership holds the notes, the U.S. federal income tax treatment of a partner generally will depend on the status of the partner and the tax treatment of the partnership. A partner in a partnership holding the notes should consult its independent tax advisors with regard to the U.S. federal income tax treatment of an investment in the notes.

        You should consult your independent tax advisors regarding the U.S. federal income tax consequences of the purchase, ownership and disposition of the notes in light of your particular circumstances, as well as the effect of any relevant state, local, foreign or other tax laws.

U.S. Holders

        This section applies to you if you are a "U.S. holder." As used herein, the term "U.S. holder" means a beneficial owner of a note who or that is, for U.S. federal income tax purposes:

  •
  a citizen or resident of the U.S.;

  •
  a corporation (or other entity classified as a corporation) created or organized in or under the laws of the U.S., any state thereof or the District of Columbia;

  •
  an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

  •
  a trust (A) if a court within the U.S. is able to exercise primary jurisdiction over its administration and one or more "United States persons" as defined in the Code, each referred to as a United States person, have authority to control all of its substantial decisions, or (B) that was in existence on August 20, 1996 and has made a valid election under U.S. Treasury regulations to be treated as a domestic trust.

        If you are not a U.S. holder, this section does not apply to you and you should refer to "—Non-U.S. Holders" below.

        Payments of Interest.    We expect, and the remainder of this summary assumes, that the notes will be issued at par or at a discount that is de minimis for U.S. federal income tax purposes. Accordingly, stated interest paid on a note generally will be taxable to you as ordinary interest income at the time it accrues or is received, depending on your method of accounting for U.S. federal income tax purposes.

        Purchase, Sale, Exchange, Redemption and Retirement of the Notes.    Your tax basis in your note generally will be its cost. Upon the sale, exchange, redemption, retirement or other taxable disposition of a note, you generally will recognize gain or loss equal to the difference between the amount you realized on the sale, exchange, redemption, retirement or other taxable disposition of a note, excluding an amount equal to any accrued but unpaid interest (which will be taxable as ordinary income to the extent not previously included in income), and your tax basis in your note. Such gain or loss generally will be capital gain or loss, and will be long-term capital gain or loss if at the time of sale, exchange, redemption, retirement or other taxable disposition you have held the note for more than one year. Long-term capital gains recognized by certain non-corporate U.S. holders, including individuals, generally will be subject to reduced tax rates. The deductibility of capital losses is subject to limitations.

        Medicare Tax.    For taxable years beginning after December 31, 2012, a U.S. holder that is an individual or estate, or a trust that does not fall into a special class of trusts that is exempt from such tax, generally will be subject to a 3.8% tax, referred to as the Medicare tax, on the lesser of (1) the U.S. holder's "net investment income" (or, in the case of a U.S. holder that is an estate or trust, the U.S. holder's "undistributed net investment income") for the relevant taxable year and (2) the excess of the U.S. holder's modified adjusted gross income for the taxable year over a certain threshold (which in the case of individuals will be between $125,000 and $250,000, depending on the individual's tax return filing status). Your net investment income generally will include your interest income and any net gains from the disposition of notes, unless such interest income or net gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive trading activities). If you are a U.S. holder that is an individual, estate or trust, you should consult your independent tax advisors regarding the applicability of the Medicare tax to your income and gains in respect of your investment in the notes.

Non-U.S. Holder

        This section applies to you if you are a "Non-U.S. holder." As used herein, the term "Non-U.S. holder" means a beneficial owner of a note who or that is not a U.S. holder.

        If you are a U.S. holder, this subsection does not apply to you and you should refer to "—U.S. Holders" above.

        Payments of Interest.    Under U.S. federal income tax laws, and subject to the discussion of backup withholding below, if you are a non-U.S. holder of notes, you generally will not be subject to U.S. federal income tax, including withholding tax, on payments of interest with respect to the notes provided that (1) the payment of interest is not effectively connected with the conduct by you of a trade or business in the U.S. or, if an income tax treaty applies, is not attributable to a permanent establishment or fixed base in the U.S., (2) (A) you do not actually or constructively own 10% or more of the total combined voting power of all classes of our stock entitled to vote, (B) you are not a controlled foreign corporation that is related directly or constructively to us through stock ownership and (C) we do not have actual knowledge or reason to know that you are a United States person, and (3) you have furnished to us (or our paying agent) an Internal Revenue Service, referred to as the IRS, Form W-8BEN or an acceptable substitute form upon which you certify, under penalties of perjury, that you are not a United States person, or you hold the notes through certain foreign intermediaries or certain foreign partnerships, and you and the foreign intermediary or foreign partnership satisfy the certification requirements of applicable Treasury regulations.

        If interest on the notes is not effectively connected with the conduct by you of a trade or business in the U.S. or, if an income tax treaty applies, is not attributable to a permanent establishment or fixed base in the U.S., but you cannot satisfy the other requirements outlined above, interest on the notes generally will be subject to U.S. federal withholding tax (currently imposed at a 30% rate, or a lower rate if an income tax treaty applies).

        If interest on the notes is effectively connected with the conduct by you of a trade or business within the U.S. and, if an income tax treaty applies, is attributable to a permanent establishment or fixed base in the U.S., you generally will be subject to U.S. federal income tax on such interest in the same manner as if you were a U.S. holder and, if you are a foreign corporation, you may also be subject to the branch profits tax (currently imposed at a rate of 30% or a lower rate if an income tax treaty applies). Any such interest will not also be subject to U.S. federal withholding tax, however, if you deliver to us (or our paying agent) a properly executed IRS Form W-8ECI or acceptable substitute form in order to claim an exemption from U.S. federal withholding tax.

        Purchase, Sale, Exchange, Redemption and Retirement of the Notes.    Upon the sale, exchange, redemption, retirement or other taxable disposition of a note, you generally will not be subject to U.S. federal income or withholding tax on any gain recognized unless (1) the gain is effectively connected with the conduct by you of a trade or business within the U.S. or, if an income tax treaty applies, is not attributable to a permanent establishment or fixed base in the U.S., or (2) you are a nonresident alien individual, who is present in the U.S. for 183 or more days in the taxable year of the disposition and certain other conditions are met. If you are a non-U.S. holder who is described under (1) above, you generally will be subject to U.S. federal income tax on such gain in the same manner as if you were a U.S. holder and, if you are a foreign corporation, you may also be subject to the branch profits tax as described above. If you are a non-U.S. holder who is described under (2) above, you generally will be subject to a flat 30% tax on the gain derived from the sale, exchange, redemption, retirement or other taxable disposition of notes, which may be offset by certain U.S. capital losses (notwithstanding the fact that you are not considered a U.S. resident for U.S. federal income tax purposes). Any amount attributable to accrued but unpaid interest on the notes generally will be treated in the same manner as payments of interest made to you, as described above under "—Payments of Interest."

Backup Withholding and Information Reporting

        If you are a non-corporate U.S. holder, information reporting requirements will apply to certain payments of principal and interest on the notes, and to the proceeds of sale of the notes paid to such a U.S. holder. Backup withholding will apply to such payments if you are a non-corporate U.S. holder that (i) fails to provide an accurate taxpayer identification number, (ii) in the case of interest payments, fails to certify that you are not subject to backup withholding, or (iii) is notified by the IRS that you have failed to report all interest and dividends required to be shown on your U.S. federal income tax returns.

        Generally, we must report annually to the IRS and to non-U.S. holders the amount of interest paid to non-U.S. holders and the amount of tax, if any, withheld with respect to those payments. Copies of the information returns reporting such interest and withholding may also be made available to the tax authorities in the country in which the non-U.S. holder resides under the provisions of an applicable income tax treaty. In general, a non-U.S. holder will not be subject to backup withholding with respect to payments of interest that we make, provided the IRS Form W-8BEN or substitute form described above under "—Payments of Interest" has been received and we do not have actual knowledge or reason to know that the holder is a United States person that is not an exempt recipient. The payment of proceeds of a sale of notes effected at the U.S. office of a broker generally will be subject to the information reporting and backup withholding rules described above. In addition, the information reporting rules will apply to payments of proceeds of a sale effected at a foreign office of a broker that is a United States Controlled Person, unless the broker has documentary evidence that you are not a United States person (and has no actual knowledge or reason to know to the contrary) or you otherwise establish an exemption. The backup withholding rules will apply to such payments if the broker has actual knowledge that you are a United States person.

        A "United States Controlled Person" is:

  •
  A United States person;

  •
  a controlled foreign corporation for U.S. federal income tax purposes;

  •
  a foreign person 50% or more of whose gross income is derived for U.S. federal income tax purposes from a U.S. trade or business for a specified three-year period; or

  •
  a foreign partnership in which United States persons hold more than 50% of the income or capital interests or which is engaged in a U.S. trade or business.

        Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a holder of notes generally will be allowed as a refund or a credit against such holder's U.S. federal income tax liability as long as such holder provides the required information to the IRS.

FATCA

        On March 18, 2010, the Foreign Account Tax Compliance Act, commonly known as FATCA, was signed into law as part of the Hiring Incentives to Restore Employment Act. Under certain circumstances, FATCA will impose a withholding tax of 30% on payments of U.S. source interest on, and the gross proceeds from a disposition of, debt securities made to certain foreign entities unless various information reporting requirements are satisfied. These rules generally would apply to payments made with respect to debt securities after December 31, 2012, other than with respect to debt securities outstanding on March 18, 2012. Despite the December 31, 2012 date set forth in FATCA, the IRS has issued proposed Treasury regulations indicating that the withholding requirements with respect to interest will be delayed until January 1, 2014 and that the withholding requirements with respect to gross proceeds will be delayed until January 1, 2015. In addition, under the proposed Treasury regulations, withholding generally will not apply to debt securities outstanding on January 1, 2013, such as the notes. These proposed regulations are not effective, however, until finalized. You should consult your independent tax advisors regarding FATCA and the proposed Treasury regulations as they apply to the notes.

CERTAIN ERISA CONSIDERATIONS

        A fiduciary of a pension, profit-sharing or other employee benefit plan, each referred to as a Plan, subject to the U.S. Employee Retirement Income Security Act of 1974, as amended, referred to as ERISA, should consider the fiduciary standards of ERISA in the context of the Plan's particular circumstances before authorizing an investment in the notes. Among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plan, and whether the investment would involve a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.

        Section 406 of ERISA and Section 4975 of the Code prohibit Plans, as well as individual retirement accounts, Keogh plans and other plans that are subject to Section 4975 of the Code, also referred to as Plans, from engaging in certain transactions involving "plan assets" with persons who are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to the Plan. A violation of these prohibited transaction rules may result in excise tax or other liabilities under ERISA or the Code for those persons and penalties and liabilities under ERISA and the Code for the fiduciary of the Plan, unless exemptive relief is available under an applicable statutory, regulatory or administrative exemption. Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) and non-U.S. plans (as described in Section 4(b)(4) of ERISA), referred to as Non-ERISA Arrangements, are not subject to the requirements of Section 406 of ERISA or Section 4975 of the Code but may be subject to similar provisions under other applicable federal, state, local, non-U.S. or other laws, referred to as Similar Laws.

        The acquisition of the notes by a Plan or any entity whose underlying assets include "plan assets" by reason of any Plan's investment in the entity, referred to as a Plan Asset Entity, with respect to which we, certain of our affiliates or the underwriters are or become a party in interest or disqualified person may result in a direct or indirect prohibited transaction under Section 406 of ERISA or Section 4975 of the Code, unless the notes are acquired pursuant to an applicable exemption. The U.S. Department of Labor has issued prohibited transaction class exemptions, or "PTCEs", that may provide exemptive relief if required for direct or indirect prohibited transactions that may arise from the purchase of the notes. These exemptions include, without limitation, PTCE 84-14 (for certain transactions determined by independent qualified professional asset managers), PTCE 90-1 (for certain transactions involving insurance company pooled separate accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 95-60 (for transactions involving certain insurance company general accounts), and PTCE 96-23 (for transactions managed by in-house asset managers). In addition, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code provide limited relief from the prohibited transactions provisions of ERISA and Section 4975 of the Code for certain transactions, provided that neither the issuer of the notes nor any of its affiliates (directly or indirectly) have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any Plan involved in the transaction, and provided further that the Plan pays no more and receives no less than "adequate consideration" in connection with the transaction, referred to as the service provider exemption. There can be no assurance that all of the conditions of any such exemptions will be satisfied.

        Because of the foregoing, the notes should not be acquired by any person investing "plan assets" of any Plan, Plan Asset Entity or Non-ERISA Arrangement, unless such acquisition will not constitute a non-exempt prohibited transaction under ERISA and the Code or similar violation of any applicable Similar Laws.

        Any purchaser or holder of the notes or any interest therein will be deemed to have represented by its acquisition of the notes that it either (1) is not a Plan, a Plan Asset Entity or a Non-ERISA

Arrangement and is not purchasing the notes on behalf of or with the assets of any Plan, Plan Asset Entity or Non-ERISA Arrangement or (2) the acquisition of the notes will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a similar violation under any applicable Similar Laws.

        The foregoing discussion is general in nature and is not intended to be all inclusive. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is important that fiduciaries or other persons considering acquiring the notes on behalf of or with the assets of any Plan, Plan Asset Entity or Non-ERISA Arrangement consult with their counsel regarding the availability of exemptive relief under any of the PTCEs listed above or the service provider exemption, as applicable. Purchasers of the notes have exclusive responsibility for ensuring that their purchase of the notes do not violate the fiduciary or prohibited transaction rules of ERISA or the Code or any applicable Similar Laws. The sale of any note to a Plan, Plan Asset Entity or Non-ERISA Arrangement is in no respect a representation by us or any of our affiliates or representatives or underwriters that such an investment meets all relevant legal requirements with respect to investments by any such Plans, Plan Asset Entities or Non-ERISA Arrangements generally or any particular Plan, Plan Asset Entity or Non-ERISA Arrangement or that such investment is appropriate for such Plans, Plan Asset Entities or Non-ERISA Arrangements generally or any particular Plan, Plan Asset Entity or Non-ERISA Arrangement.

 UNDERWRITING (CONFLICTS OF INTEREST)

        Sandler O'Neill & Partners, L.P., referred to as Sandler O'Neill, is acting as representative of the underwriters named below. Subject to the terms and conditions stated in the underwriting agreement dated            , 2012, each underwriter named below has severally agreed to purchase from us, and we have agreed to sell to that underwriter, the principal amount of notes set forth opposite that underwriter's name:

Underwriter	Principal Amount
Sandler O'Neill & Partners, L.P.	$
Keefe, Bruyette & Woods	$
Boenning & Scattergood, Inc.	$
Janney Montgomery Scott LLC	$
Total	$

        The underwriting agreement provides that the obligations of the underwriters to purchase the notes included in this offering are subject to approval of certain legal matters by counsel and to certain other conditions. The underwriters are obligated to purchase all of the notes if they purchase any of the notes. The underwriters' obligations to purchase the notes from us are several and not joint.

        The underwriters propose to offer the notes directly to the public initially at the public offering price set forth on the cover page of this prospectus supplement, plus accrued interest, if any, from August             , 2012 to the date of delivery of the notes, and to certain dealers at the public offering price minus a concession not to exceed            % of the principal amount of the notes. The underwriters may allow, and dealers may reallow, a concession not to exceed            % of the principal amount of the notes on sales to other dealers. After the initial offering of the notes to the public, the public offering price and other selling terms may be changed by the underwriters.

        Certain of our directors and executive officers may purchase notes in this offering at the public offering price.

        The notes consist of a new issue of securities with no established trading market. We plan to apply to have the notes listed on the NASDAQ Global Select Market. If the listing is approved, we expect trading of the notes to begin within the 30-day period after the initial delivery of the notes. Even if the notes are listed, there may be little or no secondary market for the notes. The representatives of the underwriters have advised us that, following completion of the offering of the notes, one or more underwriters intend to make a market in the notes after the initial offering, although they are under no obligation to do so. The underwriters may discontinue any market making activities at any time without notice. We can give no assurance as to development, maintenance or liquidity of any trading market for the notes.

        Certain expenses associated with the offer and the sale of the notes, exclusive of the underwriting discount, are estimated to be approximately $        and will be paid by us.

        In connection with the offering, Sandler O'Neill, as representative of the underwriters, may purchase and sell notes in the open market. These transactions may include over-allotment, syndicate covering transactions and stabilizing transactions. Over-allotment involves sales of notes in excess of the principal amount of notes to be purchased by the underwriters in the offering, which creates a short position. Covering transactions involve purchases of the notes in the open market after the distribution has been completed in order to cover short positions. Stabilizing transactions consist of certain bids or purchases of notes made for the purpose of preventing or retarding a decline in the market price of the notes while the offering is in progress.

        The underwriters may also impose a penalty bid. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the underwriters, in covering short positions or making stabilizing purchases, repurchase notes originally sold by the syndicate member.

        Any of these activities may cause the price of the notes to be higher than the price that otherwise would exist in the absence of such activities. These activities, if commenced, may be discontinued at any time.

        The underwriters have in the past provided, and may in the future provide, investment banking and advisory services to us and our affiliates in the ordinary course of business, for which they have received, or may receive, compensation for such services.

        We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the underwriters may be required to make in respect of any of those liabilities.

Conflicts of Interest

        Keefe, Bruyette & Woods holds in excess of 10% of our outstanding shares of Series A Preferred Stock. In addition, we may use the proceeds from this offering to redeem our outstanding shares of Series A Preferred Stock and, if we do so, Keefe, Bruyette & Woods would receive in excess of 5% of the net proceeds of this offering. As result, Keefe, Bruyette & Woods is deemed to have a "conflict of interest" under FINRA Rule 5121. Accordingly, this offering will be made in compliance with the applicable provisions of Rule 5121. This rule requires that a "qualified independent underwriter" participate in the preparation of the registration statement and prospectus and exercise the usual standards of due diligence with respect to the offering. Sandler O'Neill & Partners, L.P. is acting as a "qualified independent underwriter" within the meaning of Rule 5121 in connection with this offering. Sandler O'Neill & Partners, L.P. will not be paid a fee to act as a "qualified independent underwriter" in connection with this offering. Keefe, Bruyette & Woods will not confirm sales of the notes to any account over which it exercises discretionary authority without the prior specific written approval of the customer.

 LEGAL MATTERS

        The validity of the notes offered hereby will be passed upon for us by Spidi & Fisch, PC, Washington, D.C., and certain legal matters in connection with the notes will be passed upon for the underwriters by DLA Piper LLP (US), Washington, D.C.

EXPERTS

        The consolidated financial statements of WSFS Financial Corporation and subsidiaries as of December 31, 2011 and 2010, and for each of the years in the three-year period ended December 31, 2011, and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2011, have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

PROSPECTUS

$150,000,000

WSFS Financial Corporation

Common Stock
Preferred Stock
Warrants
Depositary Shares
Units
Debt Securities

        We may offer and sell any combination of the securities listed above, in one or more offerings, up to a total dollar amount of $150,000,000 (or the equivalent in foreign currency or currency units). We may offer these securities separately or together, in separate series or classes and in amounts, at prices and on terms described in one or more prospectus supplements. The debt securities, preferred stock and warrants may be convertible or exercisable or exchangeable for debt or equity securities of the Company or of one or more entities.

        We will provide the specific terms of the securities offered in supplements to this prospectus. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus. Please read this prospectus, the applicable supplement and any related free writing prospectus, as well as any documents incorporated by reference in this prospectus or any prospectus supplement, carefully before you invest in any of our securities.

        Our common stock is quoted on the NASDAQ Global Select Market, under the symbol "WSFS." On August 14, 2012, the last quoted sale price of our common stock was $40.52 per share. You are urged to obtain current market quotations of the common stock. The applicable prospectus supplement will contain information, where applicable, as to any listing on the NASDAQ Global Select Market or any securities market or other exchange of the securities covered by the applicable prospectus supplement.

        The securities may be offered and sold on a continuous or delayed basis, through agents, dealers or underwriters, or directly to purchasers. The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering. If agents or any dealers or underwriters are involved in the sale of the securities, the applicable prospectus supplement will set forth the names of the agents, dealers or underwriters and any applicable commissions or discounts. Net proceeds from the sale of securities will be set forth in the applicable prospectus supplement. For general information about the distribution of securities offered, please see "Plan of Distribution" in this prospectus.

        Investing in our securities involves risks. You should carefully consider the Risk Factors referred to on page 9 of this prospectus and set forth in the applicable prospectus supplement and in the documents incorporated or deemed incorporated by reference herein before making any decision to invest in our securities.

        These securities are not savings accounts, deposits or other obligations of any bank and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

        Neither the Securities and Exchange Commission nor any state securities commission nor any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 17, 2012

i

ABOUT THIS PROSPECTUS

        Unless the context requires otherwise, in this prospectus, we use the terms "we," "us," "our," "WSFS" and the "Company" to refer to WSFS Financial Corporation and its subsidiaries (unless the context indicates another meaning), the terms "Bank" and "WSFS Bank" mean Wilmington Savings Fund Society, FSB and its subsidiaries (unless the context indicates another meaning).

        This prospectus is part of a registration statement we filed with the Securities and Exchange Commission, or SEC, using a "shelf" registration process. Under the shelf registration process, using this prospectus, together with a prospectus supplement, we may sell, from time to time, in one or more offerings, any number of the securities described in this prospectus in one or more offerings with a total aggregate principal amount or initial purchase price amount of $150,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement containing specific information about the terms of that offering. You should read this prospectus, the prospectus supplement, and the information incorporated by reference in this prospectus before making an investment in our securities. See "Where You Can Find More Information" and "Incorporation of Certain Information by Reference" for more information. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement.

        Our SEC registration statement containing this prospectus, including exhibits, provides additional information about us and the securities offered under this prospectus and any prospectus supplement. The registration statement can be read at the SEC's web site or at the SEC's offices. The SEC's web site and street addresses are provided under the heading "Where You Can Find More Information."

        You should rely only on the information contained in or incorporated by reference in this prospectus and in any prospectus supplement or free writing prospectus that we may provide to you in connection with any offering of our securities described in this prospectus. We have not authorized anyone to provide you with different information. This document may be used only in jurisdictions where offers and sales of these securities are permitted. You should not assume that information contained in this prospectus, in any supplement to this prospectus, or in any document incorporated by reference is accurate as of any date other than the date on the front page of the document that contains the information, regardless of when this prospectus is delivered or when any sale of our securities occurs.

        We may sell our securities to underwriters who will in turn sell the securities to the public on terms fixed at the time of sale. In addition, the securities may be sold by us directly or through dealers or agents which we may designate from time to time. If we, directly or through agents, solicit offers to purchase the securities, we reserve the sole right to accept and, together with our agents, to reject, in whole or in part, any of those offers.

        A prospectus supplement will contain the names of the underwriters, dealers or agents, if any, together with the terms of offering, the compensation of those underwriters and the net proceeds to be received by WSFS. Any underwriters, dealers or agents participating in the offering may be deemed "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Securities Act").

 SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus and the documents incorporated by reference may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements often include the words "believes," "expects," "anticipates," "estimates," "forecasts," "intends," "plans," "targets," "potentially," "probably," "projects," "outlook" or similar expressions or future or conditional verbs such as "may," "will," "should," "would" and "could." These forward-looking statements which are based on various assumptions (some of which are beyond the Company's control) are subject to known and unknown risks, uncertainties and other factors that could cause the actual results to differ materially from the forward-looking statements, including:

  •
  the economic environment, particularly in the market areas in which we operate;

  •
  the volatility of the financial and securities markets, including changes with respect to the market value of financial assets; changes in market interest rates;

  •
  changes in government regulation affecting financial institutions, including the Dodd-Frank Wall Street Reform and Consumer Protection Act, referred to as the Dodd-Frank Act, and the rules being issued in accordance with this statute and potential expenses associated therewith; and

  •
  the costs associated with resolving any problem loans and other risks and uncertainties, discussed in documents filed by us with the SEC from time to time.

        Some of these and other factors are discussed in this prospectus, and any accompanying prospectus supplement, under the caption "Risk Factors" and elsewhere in this prospectus and in the incorporated documents. The development of any or all of these factors could have an adverse impact on our financial position and our results of operations.

        Any forward-looking statements are based upon management's beliefs and assumptions at the time they are made. We undertake no obligation to publicly update or revise any forward-looking statements included or incorporated by reference in this prospectus or to update the reasons why actual results could differ from those contained in such statements, whether as a result of new information, future events or otherwise, unless otherwise required to do so by law or regulation. In light of these risks, uncertainties and assumptions, the forward-looking statements discussed in this prospectus or the incorporated documents might not occur, and you should not put undue reliance on any forward-looking statements.

WHERE YOU CAN FIND MORE INFORMATION

        We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Accordingly, we file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information that we may file with the SEC at the SEC's Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C., 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements and other information about issuers that file electronically with the SEC. The address of the SEC's Internet site is http://www.sec.gov.

 INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

        The SEC allows us to incorporate by reference the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information that we incorporate by reference is considered to be a part of this prospectus, and the information we later file with the SEC that is incorporated by reference in this prospectus will automatically update information previously contained in this prospectus and any incorporated document. Any statement contained in this prospectus or in a document incorporated by reference in this prospectus will be deemed modified or superseded to the extent that a later statement contained in this prospectus or in an incorporated document modifies or supersedes such earlier statement.

        This prospectus incorporates by reference the documents listed below that we have filed with the SEC (excluding any portion of these documents that has been furnished to and deemed not to be filed with the SEC):

Report(s)	Period(s) of Report(s) or Date(s) Filed
• Annual Report on Form 10-K	For the fiscal year ended December 31, 2011
• Quarterly Report on Form 10-Q	For the quarter ended March 31, 2012 and the quarter ended June 30, 2012
• Current Reports on Form 8-K	Dated January 20, 2012, January 26, 2012, March 22, 2012, March 22, 2012, March 29, 2012, April 23, 2012, April 26, 2012, April 30, 2012, May 10, 2012, July 23, 2012 and July 26, 2012

        We also incorporate by reference any future documents we may file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, excluding any document or portion thereof that has been furnished to and deemed not to be filed with the SEC. In addition, we incorporate by reference the description of our common stock, par value $.01 per share ("Common Stock"), contained in our Registration Statement on Form 8-A that we filed with the SEC on July 7, 1989.

        These documents are available without charge to you on the Internet at www.wsfsbank.com or if you call or write to: Investor Relations, WSFS Financial Corporation, WSFS Bank Center, 500 Delaware Avenue, Wilmington, Delaware 19801, (302) 792-6000. Our periodic reports are also available on our website at www.wsfsbank.com. The reference to our website is not intended to be an active link and the information on our website is not, and you must not consider the information to be, a part of this prospectus.

        We have also filed a registration statement with the SEC relating to the securities offered by this prospectus. This prospectus, which constitutes part of the registration statement, does not contain all of the information presented or incorporated by reference in the registration statement and its exhibits. You may obtain from the SEC a copy of the registration statement and exhibits that we filed with the SEC as described above. The registration statement may contain additional information that may be important to you.

WSFS FINANCIAL CORPORATION

        WSFS Financial Corporation is parent to WSFS Bank, the seventh oldest bank and trust company in the United States continuously operating under the same name. A permanent fixture in this community, WSFS has been in operation for more than 180 years. In addition to its focus on stellar customer service, the Bank has continued to fuel growth and remain a leader in our community. We are a relationship-focused, locally-managed, community banking institution that has grown to become the largest thrift holding company in the State of Delaware, one of the top commercial lenders in the state, the third largest bank in terms of Delaware deposits and among the top trust companies in the country. For the third year in a row, our Associates (what we call our employees) ranked us the "Top Workplace" in Delaware and this fall Delaware News Journal's readers voted us the "Top Bank" in the state. We state our mission simply: We Stand for Service and Strengthening Our Communities.

        Our core banking business is commercial lending funded by customer-generated deposits. We have built a $2.2 billion commercial loan portfolio by recruiting the best seasoned commercial lenders in our markets and offering a high level of service and flexibility typically associated with a community bank. We fund this business primarily with deposits generated through commercial relationships and retail deposits in our 52 banking and trust offices located in Delaware (42), Pennsylvania (8), Virginia (1) and Nevada (1). We also offer a broad variety of consumer loan products, retail securities and insurance brokerage services through our retail branches.

        We have two consolidated subsidiaries, WSFS Bank and Montchanin Capital Management, Inc. (Montchanin) and one unconsolidated affiliate, WSFS Capital Trust III (the Trust).

        WSFS Bank has two wholly owned subsidiaries, WSFS Investment Group, Inc. and Monarch Entity Services, LLC (Monarch). WSFS Investment Group Inc. markets various third-party investment and insurance products, such as single-premium annuities, whole life policies and securities primarily through the Bank's retail banking system and directly to the public. Monarch provides commercial domicile services which include employees, directors, sublease of office facilities and registered agent services in Delaware and Nevada.

        We offer trust and wealth management services through Christiana Trust, Cypress Capital Management, LLC (Cypress) and our Private Banking group (collectively, our "Wealth Management Group"). The Christiana Trust division provides investment, fiduciary, agency and commercial domicile services from locations in Delaware and Nevada and has over $13 billion in assets under administration. These services are provided to individuals and families as well as corporations and institutions. The Christiana Trust division of WSFS Bank provides these services to customers locally, nationally and internationally making use of the advantages of its branch facilities in Delaware and Nevada. Cypress is an investment advisory firm that manages more than $600 million of portfolios for individuals, trusts, retirement plans and endowments.

        Our Cash Connect division is a premier provider of ATM Vault Cash and related services in the United States. Cash Connect manages nearly $455 million in vault cash in nearly 13,000 ATMs nationwide and also provides online reporting and ATM cash management, predictive cash ordering, armored carrier management, ATM processing and equipment sales. Cash Connect also operates over 430 ATMs for WSFS Bank, which owns, by far, the largest branded ATM network in Delaware.

WSFS POINTS OF DIFFERENTIATION

        While all banks offer similar products and services, we believe that WSFS has set itself apart from other banks in our market and the industry in general. Also, community banks including WSFS have been able to distinguish themselves from large national or international banks that fail to provide their customers with the service levels, responsiveness and local decision making they want. The following factors summarize what we believe are our points of differentiation.

Building Associate Engagement and Customer Advocacy

        Our business model is built on a concept called Human Sigma, which we have implemented in our strategy of "Engaged Associates delivering Stellar Service to create Customer Advocates", resulting in a high performing, very profitable company. The Human Sigma model, identified by Gallup, Inc., begins with Associates who have taken ownership of their jobs and therefore perform at a higher level. We invest significantly in recruitment, training, development and talent management as our Associates are the cornerstone of our model. This strategy motivates Associates, and unleashes innovation and productivity to engage our most valuable asset, our customers, by providing them Stellar Service experiences. As a result, we create Customer Advocates, or customers who have built an emotional attachment to the Bank. Research studies continue to show a direct link between Associate engagement, customer engagement and a company's financial performance.

        Surveys conducted for us by Gallup, Inc. indicate:

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  Our Associate Engagement scores consistently rank in the top quartile of companies polled. In 2011 our engagement ratio was 13.4, which means there are 13.4 engaged Associates for every disengaged Associate. This compares to a 2.6:1 ratio in 2003 and a national average of 1.47:1. Gallup, Inc. defines "world-class" as 8:1.

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  Customer surveys rank us in the top 10% of all companies Gallup, Inc. surveys. More than 44% of our customers ranked us a "five" out of "five," strongly agreeing with the statement "I can't imagine a world without WSFS" and nearly 70% of our customers ranked us a "five" out of "five", strongly agreeing with the statement "WSFS is the perfect bank for me."

        By fostering a culture of engaged and empowered Associates, we believe we have become an employer of choice in our market. During each of the past five years, we were ranked among the top five "Best Places to Work" by The Wilmington News Journal. In 2011, for the third year in a row, we were recognized by the News Journal as the "Top Work Place" for large corporations in the State of Delaware. This year, a News Journal survey of its readers also ranked us the "Top Bank" in Delaware.

Community Banking Model

        Our size and community banking model play a key role in our success. Our approach to business combines a service-oriented culture with a strong complement of products and services, all aimed at meeting the needs of our retail and business customers. We believe the essence of being a community bank means that we are:

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  Small enough to offer customers responsive, personalized service and direct access to decision makers.

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  Large enough to provide all the products and services needed by our target market customers.

        As the financial services industry has consolidated, many independent banks have been acquired by national companies that have centralized their decision-making authority away from their customers and focused their mass-marketing to a regional or even national customer base. We believe this trend has frustrated smaller business owners who have become accustomed to dealing directly with their bank's senior executives and has discouraged retail customers who often experience deteriorating levels of service in branches and other service outlets. Additionally, it frustrates bank employees who are no longer empowered to provide good and timely service to their customers.

        WSFS Bank offers:

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  One point of contact. Each of our Relationship Managers is responsible for understanding his or her customers' needs and bringing together the right resources in the Bank to meet those needs.

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  A customized approach to our clients. We believe this gives us an advantage over our competitors who are too large or centralized to offer customized products or services.

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  Products and services that our customers value. This includes a broad array of banking, cash management and trust and wealth management products, as well as a legal lending limit high enough to meet the credit needs of our customers, especially as they grow.

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  Rapid response and a company that is easy to do business with. Our customers tell us this is an important differentiator from larger, in-market competitors.

Strong Market Demographics

        Delaware is situated in the middle of the Washington, DC—New York corridor which includes the urban markets of Philadelphia and Baltimore. The state benefits from this urban concentration as well as from a unique political environment that has created a favorable law and legal structure, a business-friendly environment and a fair tax system. Additionally, Delaware is one of only seven states with a AAA bond rating from the three predominant rating agencies. Delaware's rate of unemployment, median household income and rate of population growth all compare favorably to national averages.

(Most recent available statistics)	Delaware	National Average
Unemployment (For May 2012)(1)	6.8%	8.2%
Median Household Income (2006-2010)(2)	$57,599	$51,914
Population Growth (2000-2010)(3)	14.6%	9.7%

(1)
Bureau of Labor Statistics, Economy at a Glance; (2) U.S. Census Bureau, State & County Quick Facts; (3) U.S. Census Bureau, Population Estimates

Balance Sheet Management

        We put a great deal of focus on actively managing our balance sheet. This manifests itself in:

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  Prudent capital levels. Maintaining prudent capital levels is key to our operating philosophy. At June 30, 2012, our tangible common equity ratio was 7.59%. All regulatory capital levels for WSFS Bank maintained a meaningful cushion above well-capitalized levels. WSFS Bank's Tier 1 capital ratio was 12.74% as of June 30, 2012, approximately a $216 million cushion in excess of the 6% "well-capitalized" level, and the total risk-based capital ratio was 13.99%, more than $128 million above a "well-capitalized" level of 10.00%.

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  We maintain discipline in our lending, including planned portfolio diversification. Additionally, we take a proactive approach to identifying trends in our business and lending market and have responded to areas of concern. For instance, in 2005 we limited our exposure to construction and land development (CLD) loans as we anticipated an end to the expansion in housing prices.

    As of June 30, 2012, CLD loans represent only 3% of our total loans. In 2009 and 2010, we increased our portfolio monitoring and reporting sophistication and hired additional senior credit administration and asset disposition professionals to manage our portfolio. We diversify our loan portfolio to limit our exposure to any single type of credit. Such discipline supplements careful underwriting and the benefits of knowing our customers.

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  We seek to minimize credit risk in our investment portfolio and use this portion of our balance sheet primarily to help us manage liquidity and interest rate risk, while providing some marginal income. As a result, we have had no exposure to Freddie Mac or Fannie Mae preferred securities or Trust Preferred securities. Our securities purchases have been almost exclusively AAA-rated credits. This philosophy and pre-purchase due diligence has allowed us to avoid the significant investment write-downs taken by many of our bank peers (only $86,000 of other-than-temporary impairment charges recorded during this cycle to date).

        However, we have been subject to many of the same pressures facing the banking industry. The extended recession negatively impacted our customers and, as a result, impacted our credit costs and the measures of our credit quality. The measures we have taken strengthen our credit position by diversifying risk and limiting exposure, but do not insulate us from the effects of this recession. However, we have been active in hiring experienced management for our credit and workout teams and have been active in managing our portfolio. Over the past year we have seen continued asset quality stabilization and improvement in key asset quality indicators and a decrease in our total credit costs.

Disciplined Capital Management

        We understand that our capital (or shareholders' equity) belongs to our shareholders. They have entrusted this capital to us with the expectation that it will earn an adequate return relative to the risk we take. Mindful of this balance, we prudently but aggressively manage our shareholders' capital.

Strong Performance Expectations and Alignment with Shareholder Priorities

        We are focused on high-performing, long-term financial goals. We define "high-performing" as the top quintile of a relevant peer group in return on assets (ROA), return on equity (ROE) and earnings per share (EPS) growth. Management incentives are, in large part, based on driving performance in these areas. More details on these incentive plans are included in our annual meeting proxy statement.

        Over the past two years in particular we have invested in building our company in the wake of significant local market disruption. This has enhanced our franchise and provided significant growth opportunity. However, the rate of our earnings growth was likewise impacted. In 2012, we reached the end of this strategic investment stage and have turned our focus to optimizing these ample investments and growing our bottom line, while continuing to improve asset quality.

Growth

        Our successful long-term trend in lending and deposit gathering, along with our Wealth Management Group's success at growing assets under administration, has been the result of a focused strategy that provides the service, responsiveness and careful execution of a community bank and trust company in a consolidating marketplace. We will continue to grow by:

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  Developing talented, service-minded Associates. We have successfully recruited Associates with strong ties to, and the passion to serve, their communities to enhance our service in existing markets and provide a strong start in new communities. We also focus efforts on developing talent and leadership from our current Associate base to better equip those Associates for their jobs and prepare them for leadership roles at WSFS.

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  Embracing the Human Sigma concept. We are committed to building Associate Engagement and Customer Advocacy as a way to differentiate ourselves and grow our franchise.

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  Development of new products through innovation and utilization of new technologies, including growing our on-line channels and mobile banking applications.

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  Continuing strong growth in commercial lending by:

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  Offering local decision making by seasoned banking professionals.

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  Execution of our community banking model that combines Stellar Service with the banking products and services our business customers' demand.

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  The addition of eleven seasoned lending professionals during the past two years that have helped us win customers in our Delaware and southeastern Pennsylvania markets.

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  Aggressively growing deposits. We have energized our retail branch strategy by combining Stellar Service with an expanded and updated branch network. We have implemented a number of additional measures to accelerate our deposit growth. We will continue to grow by:

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  Offering our products through a significantly expanded and updated branch network.

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  Providing a Stellar Service experience to our customers.

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  Further expanding our commercial customer relationships with deposit and cash management products.

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  Finding creative ways to build deposit market share such as targeted marketing programs.

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  Selectively opening new branches, including in specific Southeastern Pennsylvania locations.

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  Over the next several years we expect our growth will be approximately 80% organic and 20% through acquisition, although each year's growth will reflect the opportunities available to us at the time.

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  Exploring niche businesses. We are an organization with an entrepreneurial spirit and are open to the risk/reward proposition that comes with such businesses.

Values

        Our values address integrity, service, accountability, transparency, honesty, growth and desire to improve. They are the core of our culture, they make us who we are and we live them every day.

        We are:

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  Committed to always doing the right thing.

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  Empowered to serve our customers and communities.

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  Dedicated to openness and candor.

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  Driven to grow and improve.

        Our website address is www.wsfsbank.com. Our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and other documents filed by us with the Securities and Exchange Commission are available free of charge on our website under the Investor Relations menu. Information on our website should not be treated as part of this prospectus.

RISK FACTORS

        An investment in our securities involves significant risks. Before making an investment decision, you should carefully read and consider the risk factors incorporated by reference in this prospectus, as well as those contained in any applicable prospectus supplement, as the same may be updated from time to time by our future filings with the SEC under the Exchange Act. You should also refer to other information contained in or incorporated by reference in this prospectus and any applicable prospectus supplement, including our financial statements and the related notes incorporated by reference herein or therein. Additional risks and uncertainties not presently known to us at this time or that we currently deem immaterial may also materially and adversely affect our business and operations.

USE OF PROCEEDS

        Unless otherwise set forth in a prospectus supplement, we intend to use the net proceeds from the sale of the securities for general corporate purposes. General corporate purposes may include, among other purposes, contribution to the capital of WSFS Bank, to support its lending and investing activities; the repayment of our debt; redemption, repurchase or other acquisition of our capital stock, including our Series A Preferred Stock and a warrant issued in connection with our participation in the U.S. Treasury's Troubled Asset Relief Program ("TARP") ("Treasury Warrant"); to support or fund acquisitions of other institutions or branches, if opportunities for such transactions become available; and investments in activities which are permitted for savings and loan holding companies. We may temporarily invest funds that we do not immediately need for these purposes in investment securities or use them to make payments on our borrowings. The applicable prospectus supplement will provide details on the use of proceeds of any specific offering.

RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

        Our consolidated ratio of earnings to fixed charges and preferred stock dividends for each of the periods indicated is as follows:

	Six Months Ended June 30,		Years Ended December 31,
	2012	2011	2011	2010	2009(2)	2008	2007
Ratio of Earnings to Fixed Charges and Preferred Stock Dividends:(1)
Excluding interest on deposits	3.35x	2.20x	2.50x	1.63x	0.82x	1.59x	1.84x
Including interest on deposits	2.25x	1.60x	1.77x	1.33x	0.91x	1.29x	1.40x

(1)
Earnings have been calculated by adding combined fixed charges to consolidated income from continuing operations before income taxes. Combined fixed charges, excluding interest on deposits, consist of interest expense, amortization of deferred financing costs and preferred stock dividends. For all periods, we computed the ratios of earnings to combined fixed charges and preferred stock dividends by dividing earnings by combined fixed charges. If we do not redeem any shares of Series A Preferred Stock prior to February 15, 2014, the cost of this capital to us will increase substantially on and after that date, with the dividend rate on the shares of Series A Preferred Stock increasing from 5.0% to 9.0% per annum, which would adversely affect our ratio of earnings to combined fixed charges and preferred stock dividends.

(2)
For 2009, the deficiency amounted to $5.2 million.

 SECURITIES WE MAY OFFER

        The securities that may be offered from time to time through this prospectus are:

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  Common Stock;

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  preferred stock, which we may issue in one or more series;

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  debt securities, which we may issue in one or more series;

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  warrants entitling the holders to purchase Common Stock, preferred stock or debt securities;

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  depositary shares; and

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  units.

        We will describe in a prospectus supplement that we will deliver with this prospectus, the terms of particular securities that we may offer in the future. This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement. In each prospectus supplement we will include, if relevant and material, the following information:

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  type and amount of securities which we propose to sell;

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  initial public offering price of the securities;

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  maturity;

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  original issue discount, if any;

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  rates and times of payment of interest, dividends or other payments, if any;

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  redemption, conversion, exercise, exchange, settlement or sinking fund terms, if any;

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  ranking;

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  voting or other rights, if any;

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  conversion, exchange or settlement prices or rates, if any, and, if applicable, any provisions for changes to or adjustments in the conversion, exchange or settlement prices or rates and in the securities or other property receivable upon conversion, exchange or settlement;

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  names of the underwriters, agents or dealers, if any, through or to which we or any selling securityholder will sell the securities;

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  compensation, if any, of those underwriters, agents or dealers;

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  details regarding over-allotment options, if any;

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  net proceeds to us;

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  information about any securities exchange or automated quotation system on which the securities will be listed or traded;

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  material United States federal income tax considerations applicable to the securities;

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  any material risk factors associated with the securities; and

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  any other material information about the offer and sale of the securities.

        In addition, the applicable prospectus supplement and any related free writing prospectus may add, update or change the information contained in this prospectus or in the documents we have incorporated by reference.

 DESCRIPTION OF CAPITAL STOCK

        Our authorized capital stock consists of:

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  20,000,000 shares of Common Stock, par value $0.01 per share; and

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  7,500,000 shares of preferred stock, par value $0.01 per share.

        As of August 14, 2012, there were 8,709,286 shares of our Common Stock issued and outstanding and 52,625 shares of our preferred stock issued and outstanding, all of which consisted of our Series A Preferred Stock.

        In this section we describe certain features and rights of our capital stock. The summary does not purport to be exhaustive and is qualified in its entirety by reference to our Amended and Restated Certificate of Incorporation ("Certificate of Incorporation") and bylaws and to applicable Delaware law.

Common Stock

        General.    Each holder of Common Stock is entitled to one vote for each share on all matters to be voted upon by the common stockholders. There is cumulative voting with respect to the election of directors. Subject to preferences to which holders of any shares of preferred stock may be entitled, holders of Common Stock are entitled to receive ratably any dividends that may be declared from time to time by the Board of Directors out of funds legally available for that purpose. In the event of our liquidation, dissolution or winding up, holders of Common Stock will be entitled to share in our assets remaining after the payment or provision for payment of our debts and other liabilities, and the satisfaction of the liquidation preferences of the holders of the Series A Preferred Stock and any other series of our preferred stock then outstanding. Holders of Common Stock have no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions that apply to the Common Stock. All shares of Common Stock currently outstanding are fully paid and nonassessable. The rights, preferences and privileges of the holders of Common Stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate in the future.

Transfer Agent

        The transfer agent and registrar for our Common Stock is American Stock Transfer and Trust.

Preferred Stock

        Our Certificate of Incorporation permits our Board of Directors to authorize the issuance of up to 7,500,000 shares of preferred stock, par value $0.01 per share, in one or more series, without stockholder action. The Board of Directors can fix the designation, powers, preferences and rights of each series. Therefore, without approval of the holders of our Common Stock or the Series A Preferred Stock (except as may be required under the terms of the Series A Preferred Stock or by the rules of the NASDAQ Stock Market or any other exchange or market on which our securities may then be listed or quoted), our Board of Directors may authorize the issuance of preferred stock with voting, dividend, liquidation and conversion and other rights that could dilute the voting power or other rights or adversely affect the market value of our Common Stock and the Series A Preferred Stock and may assist management in impeding any unfriendly takeover or attempted change in control. See "—Anti-Takeover Effects—Authorized Shares."

        Prior to the issuance of a new series of preferred stock, we will amend our Certificate of Incorporation by filing a certificate of designations that will designate the number of shares of that series and the terms of that series. The issuance of any preferred stock could adversely affect the rights of the holders of Common Stock and, therefore, reduce the value of the Common Stock. The ability of our Board of Directors to issue preferred stock could discourage, delay or prevent a takeover or other corporate action.

        The terms of any particular series of preferred stock will be described in the prospectus supplement relating to that particular series of preferred stock, including, where applicable:

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  the designation, stated value and liquidation preference of such preferred stock and the number of shares offered;

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  the offering price;

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  the dividend rate or rates (or method of calculation), the date or dates from which dividends shall accrue, and whether such dividends shall be cumulative or noncumulative and, if cumulative, the dates from which dividends shall commence to cumulate;

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  any redemption or sinking fund provisions;

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  the amount that shares of such series shall be entitled to receive in the event of our liquidation, dissolution or winding-up;

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  the terms and conditions, if any, on which shares of such series shall be convertible or exchangeable for shares of our stock of any other class or classes, or other series of the same class;

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  the voting rights, if any, of shares of such series;

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  the status as to reissuance or sale of shares of such series redeemed, purchased or otherwise reacquired, or surrendered to us on conversion or exchange;

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  the conditions and restrictions, if any, on the payment of dividends or on the making of other distributions on, or the purchase, redemption or other acquisition by us or any subsidiary, of the Common Stock or of any other class of our shares ranking junior to the shares of such series as to dividends or upon liquidation;

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  the conditions and restrictions, if any, on the creation of indebtedness of us or of any subsidiary, or on the issuance of any additional stock ranking on a parity with or prior to the shares of such series as to dividends or upon liquidation; and

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  any additional dividend, liquidation, redemption, sinking or retirement fund and other rights, preferences, privileges, limitations and restrictions of such preferred stock.

        Unless otherwise specified in the applicable prospectus supplement, each series of preferred stock will, upon issuance, rank senior to the Common Stock and on parity in all respects with each other outstanding series of preferred stock. The rights of the holders of our preferred stock will be subordinate to those of our general creditors. The description of any series of preferred stock which may be issued is qualified by reference to the provisions of the applicable certificate of amendment establishing the terms of such series.

        The transfer agent and registrar for the preferred stock will be set forth in the applicable prospectus supplement.

Series A Preferred Stock

        The Series A Preferred Stock constitutes a single series of our preferred stock, consisting of 52,625 shares, par value $0.01 per share, having a liquidation preference amount of $1,000 per share. The Series A Preferred Stock has no maturity date. We issued the shares of Series A Preferred Stock, together with the Treasury Warrant, to Treasury on January 23, 2009, in connection with the Capital

Purchase Program, also known as the "Troubled Asset Relief Program" or "TARP", for a purchase price of $52.6 million. In March 2012, Treasury sold its shares of our Series A Preferred Stock in an underwritten public offering.

Dividends

        Rate.    Dividends on the Series A Preferred Stock are payable quarterly in arrears, when, as and if authorized and declared by our Board of Directors out of legally available funds, on a cumulative basis on the $1,000 per share liquidation preference amount plus the amount of accrued and unpaid dividends for any prior dividend periods, at a rate of (i) 5% per annum, from the original issuance date to but excluding the first day of the first dividend period commencing after the fifth anniversary of the original issuance date (i.e., 5% per annum from January 23, 2009 to but excluding February 15, 2014), and (ii) 9% per annum, from and after the first day of the first dividend period commencing after the fifth anniversary of the original issuance date (i.e., 9% per annum on and after February 15, 2014). Dividends are payable quarterly in arrears on February 15, May 15, August 15 and November 15 of each year, commencing on February 15, 2009. Each dividend will be payable to holders of record as they appear on our stock register on the applicable record date, which will be the 15th calendar day immediately preceding the related dividend payment date (whether or not a business day), or such other record date determined by our Board of Directors that is not more than 60 nor less than ten days prior to the related dividend payment date. Each period from and including a dividend payment date (or the date of the issuance of the Series A Preferred Stock) to but excluding the following dividend payment date is referred to as a "dividend period." Dividends payable for each dividend period are computed on the basis of a 360-day year consisting of twelve 30-day months. If a scheduled dividend payment date falls on a day that is not a business day, the dividend will be paid on the next business day as if it were paid on the scheduled dividend payment date, and no interest or other additional amount will accrue on the dividend. The term "business day" means any day except Saturday, Sunday and any day on which banking institutions in the State of New York generally are authorized or required by law or other governmental actions to close.

        Dividends on the Series A Preferred Stock will be cumulative. If for any reason our Board of Directors does not declare a dividend on the Series A Preferred Stock for a particular dividend period, or if the Board of Directors declares less than a full dividend, we will remain obligated to pay the unpaid portion of the dividend for that period and the unpaid dividend will compound on each subsequent dividend date (meaning that dividends for future dividend periods will accrue on any unpaid dividend amounts for prior dividend periods).

        We are not obligated to pay holders of the Series A Preferred Stock any dividend in excess of the dividends on the Series A Preferred Stock that are payable as described above. There is no sinking fund with respect to dividends on the Series A Preferred Stock.

        Priority of Dividends.    So long as the Series A Preferred Stock remains outstanding, we may not declare or pay a dividend or other distribution on our Common Stock or any other shares of Junior Stock (other than dividends payable solely in Common Stock) or Parity Stock (other than dividends paid on a pro rata basis with the Series A Preferred Stock), and we generally may not directly or indirectly purchase, redeem or otherwise acquire any shares of Common Stock, Junior Stock or Parity Stock unless all accrued and unpaid dividends on the Series A Preferred Stock for all past dividend periods are paid in full.

        "Junior Stock" means our Common Stock and any other class or series of our stock the terms of which expressly provide that it ranks junior to the Series A Preferred Stock as to dividend rights and/or as to rights on liquidation, dissolution or winding up of WSFS. We currently have no outstanding class or series of stock constituting Junior Stock other than our Common Stock.

        "Parity Stock" means any class or series of our stock, other than the Series A Preferred Stock, the terms of which do not expressly provide that such class or series will rank senior or junior to the Series A Preferred Stock as to dividend rights and/or as to rights on liquidation, dissolution or winding up of WSFS, in each case without regard to whether dividends accrue cumulatively or non-cumulatively. We currently have no outstanding class or series of stock constituting Parity Stock.

Liquidation Rights

        In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of WSFS, holders of the Series A Preferred Stock will be entitled to receive for each share of Series A Preferred Stock, out of the assets of WSFS or proceeds available for distribution to our stockholders, subject to any rights of our creditors, before any distribution of assets or proceeds is made to or set aside for the holders of our Common Stock and any other class or series of our stock ranking junior to the Series A Preferred Stock, payment of an amount equal to the sum of (i) the $1,000 liquidation preference amount per share and (ii) the amount of any accrued and unpaid dividends on the Series A Preferred Stock (including dividends accrued on any unpaid dividends). To the extent the assets or proceeds available for distribution to stockholders are not sufficient to fully pay the liquidation payments owing to the holders of the Series A Preferred Stock and the holders of any other class or series of our stock ranking equally with the Series A Preferred Stock, the holders of the Series A Preferred Stock and such other stock will share ratably in the distribution.

        For purposes of the liquidation rights of the Series A Preferred Stock, neither a merger nor consolidation of WSFS with another entity nor a sale, lease or exchange of all or substantially all of WSFS' assets will constitute a liquidation, dissolution or winding up of the affairs of WSFS.

Redemptions and Repurchases

        We may redeem the Series A Preferred Stock, at any time, in whole or in part, at our option, subject to prior approval by the appropriate federal banking agency, for a redemption price equal to 100% of the liquidation preference amount per share of the Series A Preferred Stock plus any accrued and unpaid dividends to but excluding the date of redemption (including dividends accrued on any unpaid dividends), provided that any declared but unpaid dividend payable on a redemption date that occurs subsequent to the record date for the dividend will be payable to the holder of record of the redeemed shares on the dividend record date.

        To exercise the redemption right described above, we must give notice of the redemption to the holders of record of the Series A Preferred Stock by first class mail, not less than 30 days and not more than 60 days before the date of redemption. Each notice of redemption given to a holder of Series A Preferred Stock must state: (i) the redemption date; (ii) the number of shares of Series A Preferred Stock to be redeemed and, if less than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (iii) the redemption price; and (iv) the place or places where certificates for such shares are to be surrendered for payment of the redemption price. In the case of a partial redemption of the Series A Preferred Stock, the shares to be redeemed will be selected either pro rata or in such other manner as our Board of Directors determines to be fair and equitable.

        Shares of Series A Preferred Stock that we redeem, repurchase or otherwise acquire will revert to authorized but unissued shares of preferred stock, which may then be reissued by us as any series of preferred stock other than the Series A Preferred Stock.

No Conversion Rights

        Holders of the Series A Preferred Stock have no right to exchange or convert their shares into Common Stock or any other securities.

Voting Rights

        The holders of the Series A Preferred Stock do not have voting rights other than those described below, except to the extent specifically required by Delaware law.

        Whenever dividends have not been paid on the Series A Preferred Stock for six or more quarterly dividend periods, whether or not consecutive, the authorized number of directors of WSFS will automatically increase by two, and the holders of the Series A Preferred Stock will have the right, with the holders of shares of any other classes or series of Voting Parity Stock outstanding at the time, voting together as a class, to elect two directors (the "Preferred Directors") to fill such newly created directorships at our next annual meeting of stockholders (or at a special meeting called for that purpose prior to the next annual meeting) and at each subsequent annual meeting of stockholders until all accrued and unpaid dividends for all past dividend periods on all outstanding shares of Series A Preferred Stock have been paid in full, at which time this right will terminate with respect to the Series A Preferred Stock, subject to revesting in the event of each and every subsequent default by us in the payment of dividends on the Series A Preferred Stock.

        No person may be elected as a Preferred Director who would cause us to violate any corporate governance requirements of any securities exchange or other trading facility on which our securities may then be listed or traded that listed or traded companies must have a majority of independent directors. Upon any termination of the right of the holders of the Series A Preferred Stock and Voting Parity Stock as a class to vote for directors as described above, the Preferred Directors will cease to be qualified as directors, the terms of office of all Preferred Directors then in office will terminate immediately, and the authorized number of directors will be reduced by the number of Preferred Directors which had been elected by the holders of the Series A Preferred Stock and the Voting Parity Stock. Any Preferred Director may be removed at any time, with or without cause, and any vacancy created by such a removal may be filled, only by the affirmative vote of the holders of a majority of the outstanding shares of Series A Preferred Stock voting separately as a class together with the holders of shares of Voting Parity Stock, to the extent the voting rights of such holders described above are then exercisable. If the office of any Preferred Director becomes vacant for any reason other than removal from office, the remaining Preferred Director may choose a successor who will hold office for the unexpired term of the office in which the vacancy occurred.

        The term "Voting Parity Stock" means with regard to any matter as to which the holders of the Series A Preferred Stock are entitled to vote, any series of Parity Stock (as defined under "—Dividends—Priority of Dividends") upon which voting rights similar to those of the Series A Preferred Stock have been conferred and are exercisable with respect to such matter. We currently have no outstanding shares of Voting Parity Stock.

        Under federal regulations, if the holders of the Series A Preferred Stock are or become entitled to vote for the election of directors, the Series A Preferred Stock may then be deemed a "class of voting securities" and a holder of 10% or more of the Series A Preferred Stock that is a company may then be subject to regulation as a savings and loan holding company. In addition, at such time as the Series A Preferred Stock is deemed a class of voting securities, (a) any bank holding company may be required to obtain the approval of the Federal Reserve to acquire more than 5% of the Series A Preferred Stock and (b) any person may be required to obtain the approval of the Office of the Comptroller of the Currency (the "OCC") to acquire or retain 10% or more of the Series A Preferred Stock.

        In addition to any other vote or consent required by Delaware law or by our Certificate of Incorporation, the vote or consent of the holders of at least 66 2/3% of the outstanding shares of Series A Preferred Stock, voting as a separate class, is required in order to do the following:

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  amend our Certificate of Incorporation or the Certificate of Designations to the Certificate of Incorporation which sets forth the terms of the Series A Preferred Stock to authorize or create or increase the authorized amount of, or any issuance of, any shares of, or any securities convertible into or exchangeable or exercisable for shares of, any class or series of stock ranking senior to the Series A Preferred Stock with respect to the payment of dividends and/or the distribution of assets on any liquidation, dissolution or winding up of WSFS; or

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  amend our Certificate of Incorporation or the Certificate of Designations to the Certificate of Incorporation which sets forth the terms of the Series A Preferred Stock in a way that materially and adversely affect the rights, preferences, privileges or voting powers of the Series A Preferred Stock; or

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  consummate a binding share exchange or reclassification involving the Series A Preferred Stock or a merger or consolidation of WSFS with another entity, unless (i) the shares of Series A Preferred Stock remain outstanding or, in the case of a merger or consolidation in which WSFS is not the surviving or resulting entity, are converted into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent, and (ii) the shares of Series A Preferred Stock remaining outstanding or such preference securities, have such rights, preferences, privileges, voting powers, limitations and restrictions, taken as a whole, as are not materially less favorable than the rights, preferences, privileges, voting powers, limitations and restrictions of the Series A Preferred Stock prior to consummation of the transaction, taken as a whole;

provided, however, that (1) any increase in the amount of our authorized but unissued shares of preferred stock, and (2) the creation and issuance, or an increase in the authorized or issued amount, of any other series of preferred stock, or any securities convertible into or exchangeable or exercisable for any other series of preferred stock, ranking equally with and/or junior to the Series A Preferred Stock with respect to the payment of dividends, whether such dividends are cumulative or non-cumulative and the distribution of assets upon our liquidation, dissolution or winding up, will not be deemed to materially and adversely affect the rights, preferences, privileges or voting powers of the Series A Preferred Stock and will not require the vote or consent of the holders of the Series A Preferred Stock.

        To the extent holders of the Series A Preferred Stock are entitled to vote, holders of shares of the Series A Preferred Stock will be entitled to one vote for each share then held.

        The voting provisions described above will not apply if, at or prior to the time when the vote or consent of the holders of the Series A Preferred Stock would otherwise be required, all outstanding shares of the Series A Preferred Stock have been redeemed by us or called for redemption upon proper notice and sufficient funds have been set aside by us for the benefit of the holders of Series A Preferred Stock to effect the redemption.

Anti-takeover Effects

        The provisions of our Certificate of Incorporation and bylaws summarized in the following paragraphs may have anti-takeover effects and could delay, defer, or prevent a tender offer or takeover attempt that a stockholder might consider to be in such stockholder's best interest, including those attempts that might result in a premium over the market price for the shares held by stockholders, and may make removal of the incumbent management and directors more difficult.

        Authorized Shares.    Our Certificate of Incorporation authorizes the issuance of 20,000,000 shares of Common Stock and 7,500,000 shares of preferred stock. These shares of Common Stock and preferred stock provide our Board of Directors with as much flexibility as possible to effect, among other transactions, financings, acquisitions, stock dividends, stock splits and the exercise of employee stock options. However, these additional authorized shares may also be used by the Board of Directors consistent with its fiduciary duty to deter future attempts to gain control of us. The Board of Directors also has sole authority to determine the terms of any one or more series of preferred stock, including voting rights, conversion rates, and liquidation preferences. As a result of the ability to fix voting rights for a series of preferred stock, the Board has the power to the extent consistent with its fiduciary duty to issue a series of preferred stock to persons friendly to management in order to attempt to block a tender offer, merger or other transaction by which a third party seeks control of us, and thereby assist members of management to retain their positions.

        Special Meetings of Stockholders.    Our bylaws provide that special meetings of stockholders may be called by our Board of Directors by vote of a majority of the directors. Stockholders are not entitled to call special meetings of stockholders.

        Action by Stockholders Without A Meeting.    Our bylaws provide that no action may be taken by stockholders without a meeting.

        Consideration of Non-Monetary Factors.    Our Certificate of Incorporation provides that when considering any offer to purchase or otherwise acquire all or a substantial part of the Company, the Board may consider all relevant factors including the social and economic effects of the acceptance of such offer on the Company's customers, employees, communities and other constituencies.

        Delaware Interested Stockholder Statute.    Section 203 of the Delaware General Corporation Law limits our ability to enter into business combination transactions with any interested shareholder for three years following the interested shareholder's stock acquisition date, unless (i) the board of directors approves the business combination or the stock acquisition prior to the interested stockholder's stock acquisition date; (ii) upon completion of the transaction, the interested stockholder would own at least 85% of the outstanding shares of the corporation; or (iii) the business combination is approved by the Board and subsequently approved by the stockholders by a vote of at least 66 2/3 percent of the outstanding shares which are not owned by the interested stockholder.

        An interested stockholder includes:

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  a beneficial owner, directly or indirectly, of 15% or more of our outstanding voting stock; or

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  an affiliate or associate of WSFS who, at any time within the three years prior to the date in question was a beneficial owner, directly or indirectly, of 15% or more of the outstanding voting stock.

        Amendment of Certificate of Incorporation and Bylaws.    Our Certificate of Incorporation generally may be amended upon approval by the Board of Directors and the holders of a majority of the outstanding shares of our Common Stock. Our bylaws may be amended either by the Board of Directors, by a vote of a majority of the whole Board, or by our stockholders, by the vote of the holders of at least a majority of the voting power of the outstanding shares of capital stock entitled to vote generally in the election of directors, voting together as a single class.

        Advance Notice Provisions.    Our bylaws provide that we must receive written notice of any stockholder proposal for business at an annual meeting of stockholders, or any stockholder director nomination for an annual meeting of stockholders, not less than 90 days or more than 120 days before the anniversary date of the preceding year's annual meeting.

DESCRIPTION OF WARRANTS

        We may issue, together with other securities or separately, warrants to purchase our Common Stock, preferred stock or depositary shares. We may issue the warrants under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, all as set forth in the applicable prospectus supplement. The warrant agent would act solely as our agent in connection with the warrants of the series being offered and would not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

        This section, along with the description in the applicable prospectus supplement, is a summary of certain provisions of the forms of warrant agreements and warrant certificates and is not complete. We urge you to read any applicable warrant agreements and warrant certificates, because those documents, and not these descriptions, define your rights as a holder of warrants. We will file copies of the forms of the warrant agreements and warrant certificates as exhibits to the registration statement of which this prospectus is a part or an amendment thereto, or as exhibits to a Current Report on Form 8-K.

        The applicable prospectus supplement will describe the following terms, where applicable, of warrants in respect of which this prospectus is being delivered:

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  the title of the warrants;

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  the designation, amount and terms of the securities for which the warrants are exercisable and the procedures and conditions relating to the exercise of such warrants;

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  the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of warrants issued with each such security;

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  the price or prices at which the warrants will be issued;

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  the aggregate number of warrants;

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  any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

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  the price or prices at which the securities purchasable upon exercise of the warrants may be purchased;

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  if applicable, the date on and after which the warrants and the securities purchasable upon exercise of the warrants will be separately transferable;

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  if applicable, a discussion of the material U.S. federal income tax considerations applicable to the warrants;

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  any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants;

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  the date on which the right to exercise the warrants shall commence and the date on which the right shall expire;

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  the maximum or minimum number of warrants which may be exercised at any time;

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  whether the warrants are to be issued in registered or bearer form;

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  whether the warrants are extendible and the period or periods of such extendibility; and

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  information with respect to book-entry procedures, if any.

        Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including the right to receive dividends, if any, or payments upon our liquidation, dissolution or winding-up or to exercise voting rights, if any.

        Each warrant will entitle the holder thereof to purchase for cash the amount of shares of Common Stock or preferred stock at the exercise price as will in each case be set forth in, or be determinable as set forth in, the applicable prospectus supplement. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void. Warrants may be exercised as set forth in the applicable prospectus supplement relating to the warrants offered thereby. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, forward the purchased securities. If less than all of the warrants represented by the warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

        Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, that holder's warrant(s).

Treasury Warrant

        This section summarizes specific terms and provisions of the Treasury Warrant we issued to Treasury on January 23, 2009 concurrent with our sale to Treasury of 52,625 shares of Series A Preferred Stock pursuant to the TARP Capital Purchase Program. The description of the warrant contained in this section is qualified in its entirety by the actual terms of the warrant, a copy of which was attached as Exhibit 4.2 to our Current Report on Form 8-K filed on January 23, 2009, and incorporated by reference into this prospectus. See "Where You Can Find More Information."

General

        The Treasury Warrant gives the holder the right to initially purchase up to 175,105 shares of our Common Stock at an exercise price of $45.08 per share. Subject to the limitations on exercise to which Treasury is subject described under "—Transferability," the Treasury Warrant is immediately exercisable and expires on January 23, 2019. The exercise price may be paid (i) by having us withhold from the shares of Common Stock that would otherwise be issued to the Treasury Warrant holder upon exercise, a number of shares of Common Stock having a market value equal to the aggregate exercise price or (ii) if both we and the Treasury Warrant holder consent, in cash.

Transferability

        The Treasury Warrant is not subject to any restrictions on transfer.

Voting of Treasury Warrant Shares

        Treasury has agreed that it will not vote any of the shares of Common Stock that it acquires upon exercise of the Treasury Warrant. This does not apply to any other person who acquires any portion of the Treasury Warrant, or the shares of Common Stock underlying the Treasury Warrant, from Treasury.

Other Adjustments

        The exercise price of the Treasury Warrant and the number of shares underlying the Treasury Warrant automatically adjust upon the following events:

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  any stock split, stock dividend, subdivision, reclassification or combination of our Common Stock;

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  A pro rata repurchase by us of our Common Stock; or

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  a determination by our Board of Directors to make an adjustment to the anti-dilution provisions as are reasonably necessary, in the good faith opinion of the Board, to protect the purchase rights of the Treasury Warrant holders.

        In addition, if we declare any dividends or distributions on our Common Stock other than our historical, ordinary cash dividends, dividends paid in our Common Stock and other dividends or distributions covered by the first bullet point above, the exercise price of the Treasury Warrant will be adjusted to reflect such distribution.

        In the event of any merger, consolidation, or other business combination to which we are a party, the Treasury Warrant holder's right to receive shares of our Common Stock upon exercise of the Treasury Warrant will be converted into the right to exercise the Treasury Warrant to acquire the number of shares of stock or other securities or property (including cash) which the Common Stock issuable upon exercise of the Treasury Warrant immediately prior to such business combination would have been entitled to receive upon consummation of the business combination. For purposes of the provision described in the preceding sentence, if the holders of our Common Stock have the right to elect the amount or type of consideration to be received by them in the business combination, then the consideration that the Treasury Warrant holder will be entitled to receive upon exercise will be the amount and type of consideration received by a majority of the holders of the Common Stock who affirmatively make an election.

No Rights as Stockholders

        The Treasury Warrant does not entitle its holder to any of the rights of a stockholder of WSFS prior to exercise.

Peninsula Warrant

        On July 27, 2009, we entered into a Stock Purchase Agreement (the "Peninsula Agreement") with Peninsula Investment Partners, L.P., a Delaware limited partnership ("Peninsula"). Pursuant to the Agreement, on September 24, 2009, Peninsula purchased 862,069 shares of our authorized but unissued Common Stock and a warrant (the "Peninsula Warrant") directly from us in a single private placement transaction for a purchase price of $29.00 per share, or approximately $25 million, in cash. On December 12, 2011, the Peninsula Warrant was assigned to the managing member of Peninsula's general partner.

        This section summarizes specific terms and provisions of the Peninsula Warrant. The description of the Peninsula Warrant contained in this section is qualified in its entirety by the actual terms of the Peninsula Warrant, a copy of which was attached as Exhibit 4 to our Current Report on Form 8-K dated July 27, 2009, and incorporated by reference into this prospectus. See "Where You Can Find More Information."

General

        The Peninsula Warrant gives the holder the right to purchase up to 129,310 shares of our Common Stock at an exercise price of $29.00 per share. The Peninsula Warrant is immediately exercisable and expires on July 27, 2019. The exercise price may be paid (i) by having us withhold from the shares of Common Stock that would otherwise be issued to the Peninsula Warrant holder upon exercise, a number of shares of Common Stock having a market value equal to the aggregate exercise price, if the fair market value of one share of Common Stock is greater than the exercise price of the Peninsula Warrant, or (ii) in cash.

Transferability

        The Peninsula Warrant became transferable upon registration under the Securities Act, but does not provide voting rights. However, shares acquired upon exercise of the Peninsula Warrant have voting rights in common with all other shares of our Common Stock outstanding.

Other Adjustments

        The exercise price of the Peninsula Warrant and the number of shares underlying the Peninsula Warrant automatically adjust upon the following events:

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  any stock split, stock dividend, subdivision, reclassification or combination of our Common Stock;

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  A pro rata repurchase by us of our Common Stock; or

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  a determination by our Board of Directors to make an adjustment to the anti-dilution provisions as are reasonably necessary, in the good faith opinion of the Board, to protect the purchase rights of the Peninsula Warrant holder.

        In addition, if we declare any dividends or distributions on our Common Stock other than our historical, ordinary cash dividends, dividends paid in our Common Stock and other dividends or distributions covered by the first bullet point above, the exercise price of the Peninsula Warrant will be adjusted to reflect such distribution.

        In the event of any merger, consolidation, or other business combination to which we are a party, the Peninsula Warrant holder's right to receive shares of our Common Stock upon exercise of the Peninsula Warrant will be converted into the right to exercise the Peninsula Warrant to acquire the number of shares of stock or other securities or property (including cash) which the Common Stock issuable upon exercise of the Peninsula Warrant immediately prior to such business combination would have been entitled to receive upon consummation of the business combination. For purposes of the provision described in the preceding sentence, if the holders of our Common Stock have the right to elect the amount or type of consideration to be received by them in the business combination, then the consideration that the Peninsula Warrant holder will be entitled to receive upon exercise will be the amount and type of consideration received by a majority of the holders of the Common Stock who affirmatively make an election.

No Rights as Stockholders

        The Peninsula Warrant does not entitle its holder to any of the rights of a stockholder of WSFS prior to exercise.

 DESCRIPTION OF DEPOSITARY SHARES

        We may offer fractional interests in shares of our preferred stock, rather than full shares of preferred stock. If we do, we will provide for the issuance by a depositary to the public of receipts for depositary shares, each of which will represent a fractional interest in a share of a particular series of preferred stock.

        The shares of any series of preferred stock underlying the depositary shares will be deposited under a separate deposit agreement between us and a bank or trust company having its principal office in the United States and having a combined capital and surplus of such amount as may be set forth in the applicable prospectus supplement, which we refer to in this section as the depositary. We will name the depositary in the applicable prospectus supplement. Subject to the terms of the deposit agreement, each owner of a depositary share will have a fractional interest in all the rights and preferences of the preferred stock underlying the depositary share. Those rights include any dividend, voting, redemption, conversion and liquidation rights.

        The depositary shares will be evidenced by depositary receipts issued under the deposit agreement. If you purchase fractional interests in shares of the related series of preferred stock, you will receive depositary receipts as described in the applicable prospectus supplement. Unless we specify otherwise in the applicable prospectus supplement, you will not be entitled to receive the whole shares of preferred stock underlying the depositary shares.

        Unless otherwise provided in the applicable prospectus supplement or required by law, the form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may be amended at any time by an agreement between us and the depositary. Unless otherwise provided in the applicable prospectus supplement or required by law, a deposit agreement may be terminated by either the depositary or us only if:

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  all outstanding depositary shares relating to the deposit agreement have been redeemed; or

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  there has been a final distribution on the preferred stock of the relevant series in connection with our liquidation, dissolution or winding up and the distribution has been distributed to the holders of the related depositary receipts evidencing the depositary shares.

        If necessary, the prospectus supplement will provide a description of U.S. Federal income tax consequences relating to the purchase and ownership of the series of depositary shares offered by that prospectus supplement.

        We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the depositary associated with the initial deposit and any redemption of the preferred stock. Holders of depositary shares will pay transfer and other taxes and governmental charges, and any other charges that are stated to be their responsibility in the deposit agreement.

        The depositary will forward to the holders of depositary shares all reports and communications that it receives from us, and that we are required to furnish to the holders of the preferred stock. The description in the applicable prospectus supplement and other offering material of any depositary shares we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable depositary agreement, which will be filed with the SEC if we offer depositary shares, and the terms of the underlying preferred stock.

 DESCRIPTION OF UNITS

        We may issue units comprising one or more of the securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit also is the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time or at any time before a specified date.

        The applicable prospectus supplement relating to the units we may offer will include specific terms relating to the offering, including, among others: the designation and terms of the units and of the securities comprising the units, and whether and under what circumstances those securities may be held or transferred separately; any provision for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising those units; and whether the units will be issued in fully registered or global form.

        The description in the applicable prospectus supplement and other offering material of any units we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable unit agreement, which will be filed with the SEC if we offer units. For more information on how you can obtain copies of the applicable unit agreement if we offer units, see "Incorporation of Certain Information by Reference" and "Where You can Find More Information". We urge you to read the applicable unit agreement and the applicable prospectus supplement and any other offering material in their entirety.

DESCRIPTION OF DEBT SECURITIES

        The following is a description of the material features, terms and provisions of debt securities that we may offer. This summary does not purport to be exhaustive and may not contain all the information that is important to you. Therefore, you should read the applicable prospectus supplement relating to those debt securities and any other offering materials that we may provide.

        We may issue debt securities from time to time in one or more series. Unless otherwise stated in the applicable prospectus supplement, we will not be limited in the amount of debt securities that we may issue, and neither the senior debt securities nor the subordinated debt securities will be secured by any of our property or assets. Thus, by owning debt securities, you are one of our unsecured creditors, unless otherwise provided in a supplemental indenture.

        We are a holding company and conduct substantially all of our operations though subsidiaries. As a result, claims of holders of debt securities will generally have a junior position to claims of creditors of our subsidiaries (including, without limitation, WSFS Bank), except to the extent that we may be recognized as a creditor of those subsidiaries. In addition, our right to participate as a stockholder in any distribution of assets of any subsidiary (and thus the ability of holders of debt securities to benefit from such distribution as our creditors) is junior to creditors of each subsidiary, including depositors of WSFS Bank.

        We may issue senior debt securities or subordinated debt securities under one or separate indentures, which may be supplemented or amended from time to time. Senior debt securities will be issued under one or more senior indentures and subordinated debt securities will be issued under one or more subordinated indentures. Any senior debt indentures and subordinated debt indentures are referred to individually in this prospectus as the "indenture" and collectively as the "indentures." The particular terms of a series of debt securities will be described in a prospectus supplement relating to such series of debt securities. Any indentures will be subject to and governed by the Trust Indenture Act of 1939, as amended, and may be supplemented or amended from time to time following their execution and will be filed as exhibits to the registration statement of which this prospectus forms a part or incorporated therein by reference.

        Any indentures will contain the full legal text of the matters described in this section of the prospectus. Because this section is a summary, it does not describe every aspect of the debt securities or any applicable indentures. This summary is therefore subject to and is qualified in its entirety by reference to all the provisions of any applicable indenture, including any definitions of terms used in such indenture. Your rights will be defined by the terms of any applicable indenture, not the summary provided herein. This summary is also subject to and qualified by reference to the description of the particular terms of a particular series of debt securities described in the applicable prospectus supplement or supplements.

        The debt securities may be denominated and payable in U.S. dollars. We may also issue debt securities, from time to time, with the principal amount, interest or other amounts payable on any relevant payment date to be determined by reference to one or more currency exchange rates, securities or baskets of securities, commodity prices, indices or any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance. In addition, we may issue debt securities as part of any units issued by us. All references in this prospectus or any prospectus supplement to other amounts will include premiums, if any, other cash amounts payable under the applicable indenture, and the delivery of securities or baskets of securities under the terms of the debt securities. Debt securities may bear interest at a fixed rate, which may be zero, or a floating rate.

        Some of the debt securities may be issued as original issue discount debt securities. Original issue discount securities bear no interest or bear interest at below market rates and will be sold at a discount below their stated principal amount. A prospectus supplement relating to an issue of original issue discount securities will contain information relating to United States federal income tax, accounting, and other special considerations applicable to original issue discount securities.

        We will set forth in the applicable prospectus supplement the terms, if any, on which a series of debt securities may be convertible into or exchangeable for our preferred stock, Common Stock or other securities. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our preferred stock, Common Stock or other securities that holders of the series of debt securities receive would be subject to adjustment.

        We will generally have no obligation to repurchase, redeem, or change the terms of debt securities upon any event (including a merger, consolidation, change in control or disposition of substantially all of our assets) that might have an adverse effect on our credit quality.

Terms of Debt Securities to be Included in the Prospectus Supplement

        The prospectus supplement relating to any series of debt securities that we may offer will set forth the price or prices at which the debt securities will be offered, and will contain the specific terms of the debt securities of that series. These terms may include, without limitation, the following:

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  the title of the debt securities and whether they are senior debt securities or senior subordinated debt securities;

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  the amount of debt securities issued and any limit on the amount that may be issued;

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  the price(s) (expressed as a percentage of the principal amount) at which the debt securities will be issued;

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  if other than the principal amount of those debt securities, the portion of the principal amount payable upon declaration of acceleration of the maturity of those debt securities;

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  the maturity date or dates, or the method for determining the maturity date or dates, on which the principal of the debt securities will be payable and any rights of extension;

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  the rate or rates, which may be fixed or variable, or the method of determining the rate or rates at which the debt securities will bear interest, if any;

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  the date or dates from which any interest will accrue and the date or dates on which any interest will be payable, the regular related record dates and whether we may elect to extend or defer such interest payment dates;

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  the place or places where payments will be payable, where the debt securities may be surrendered for registration of transfer or exchange and where notices or demands to or upon us may be served;

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  the period or periods within which, the price or prices at which and the other terms and conditions upon which the debt securities may be redeemed, in whole or in part, at our option, if we are to have such an option;

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  our obligation, if any, to redeem, repay or purchase the debt securities pursuant to any sinking fund or analogous provision or at the option of a holder of the debt securities, and the period or periods within which, or the date and dates on which, the price or prices at which and the other terms and conditions upon which the debt securities will be redeemed, repaid or purchased, in whole or in part, pursuant to that obligation;

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  the currency or currencies in which the debt securities may be purchased, are denominated and are payable, which may be a foreign currency or units of two or more foreign currencies or a composite currency or currencies, and the related terms and conditions, including whether we or the holders of any such debt securities may elect to receive payments in respect of such debt securities in a currency or currency unit other than that in which such debt securities are stated to be payable;

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  whether the amount of payments of principal of and premium, if any, or interest, if any, on the debt securities may be determined with reference to an index, formula or other method, which index, formula or method may, but need not be, based on a currency, currencies, currency unit or units or composite currency or currencies or with reference to changes in prices of particular securities or commodities, and the manner in which the amounts are to be determined;

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  any additions to, modifications of or deletions from the terms of the debt securities with respect to events of default, amendments, merger, consolidation and sale or covenants set forth in the applicable indenture;

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  whether the debt securities will be in registered or bearer form or both and, if in registered form, their denominations, if other than $1,000 and any integral multiple thereof, and, if in bearer form, their denominations, if other than $5,000, and the related terms and conditions;

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  if the debt securities will be issuable only in global form, the depository or its nominee with respect to the debt securities and the circumstances under which the global security may be registered for transfer or exchange in the name of a person other than the depository or its nominee;

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  the applicability, if any, of the defeasance and covenant defeasance provisions of the indenture and any additional or different terms on which the series of debt securities may be defeased;

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  whether and the extent to which the debt securities will be guaranteed, any guarantors and the form of any guarantee;

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  whether the debt securities can be converted into or exchanged for other securities of WSFS and the related terms and conditions;

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  in the case of senior subordinated debt securities, provisions relating to any modification of the subordination provisions described elsewhere in this prospectus;

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  whether the debt securities will be sold as part of units consisting of debt securities and other securities;

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  whether the debt securities will be issued in certificated or book-entry form;

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  if the debt securities are to be issued upon the exercise of warrants, the time, manner and place for the debt securities to be authenticated and delivered;

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  any trustee, depositary, authenticating agent, paying agent, transfer agent, registrar or other agent with respect to the debt securities; and

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  any other terms of the debt securities.

 PLAN OF DISTRIBUTION

        We may sell the securities being offered hereby, from time to time, by one or more of the following methods, or any combination thereof:

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  to or through underwriters or dealers, with or without an underwriting syndicate, for them to offer and sell to the public;

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  directly to one or more purchasers in negotiated purchases or in competitively bid transactions;

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  through designated agents;

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  directly to holders of warrants exercisable for our securities upon the exercise of warrants; or

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  through a combination of any of these methods of sale.

        Each time that we use this prospectus to sell our securities, we will also provide a prospectus supplement that contains the specific terms of the offering. We will set forth the terms of the offering of securities in a prospectus supplement, including:

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  the name or names of any underwriters, dealers, or agents and the type and amounts of securities underwritten or purchased by each of them;

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  the public offering price of the securities and the proceeds to us and any discounts, commissions or concessions allowed or reallowed or paid to underwriters or dealers; and

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  any delayed delivery arrangements.

        The offer and sale of the securities described in this prospectus by us, the underwriters, or the third parties described above may be effected from time to time in one or more transactions, either:

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  at a fixed price or prices, which may be changed;

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  at market prices prevailing at the time of sale;

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  in "at the market offerings," within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange, or otherwise;

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  at prices related to the prevailing market prices; or

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  at negotiated prices.

        Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

        Unless otherwise specified in the related prospectus supplement, each series of securities will be a new issue with no established trading market, other than shares of our Common Stock, which are listed on NASDAQ. Any Common Stock sold pursuant to a prospectus supplement will be listed on NASDAQ, subject to official notice of issuance. We may elect to list any series of preferred stock on an exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of, or the trading market for, any offered securities.

        If underwriters are used in the sale of any securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters'

obligations to purchase the securities will be subject to certain conditions precedent. The underwriters will be obligated to purchase all of the securities if they purchase any of the securities.

        If we use dealers in the sale of securities, we will sell securities to such dealers as principals. The dealers may then resell the securities to the public at varying prices to be determined by such dealers at the time of resale. We may solicit offers to purchase the securities directly, and we may sell the securities directly to institutional or other investors, who may be deemed underwriters within the meaning of the Securities Act with respect to any resales of those securities. The terms of these sales will be described in the applicable prospectus supplement. If we use agents in the sale of securities, unless otherwise indicated in the prospectus supplement, they will use their reasonable best efforts to solicit purchases for the period of their appointment. Unless otherwise indicated in a prospectus supplement, if we sell directly, no underwriters, dealers or agents would be involved. We will not make an offer of securities in any jurisdiction that does not permit such an offer.

        We may sell the securities through agents from time to time. The prospectus supplement will name any agent involved in the offer or sale of our securities and any commissions we pay to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment.

        We may authorize underwriters, dealers, or agents to solicit offers by certain purchasers to purchase our securities at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions or discounts we pay for solicitation of these contracts. The maximum compensation to be received by any participating FINRA members will not be greater than eight (8) percent for the sale of any securities being registered.

        Agents and underwriters may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that the agents or underwriters may be required to make in respect thereof. Agents and underwriters may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

        In connection with any offering, the underwriters may purchase and sell securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in an offering. Stabilizing transactions consist of certain bids or purchases of the offered securities or any underlying securities made for the purpose of preventing or retarding a decline in the market price of the securities while an offering is in progress. These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the securities. As a result, the price of the securities may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected on an exchange or automated quotation system, if the securities are listed on an exchange or admitted for trading on an automated quotation system, in the over-the-counter market, or otherwise.

        We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates in connection with those derivatives then the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of securities. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment).

 LEGAL MATTERS

        The validity of the securities offered by this prospectus has been passed upon for us by Spidi & Fisch, PC, Washington, D.C.

EXPERTS

        The consolidated financial statements of WSFS Financial Corporation and subsidiaries as of December 31, 2011 and 2010, and for each of the years in the three-year period ended December 31, 2011, and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2011 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

$

WSFS Financial Corporation
            % Senior Notes due 2019

PROSPECTUS SUPPLEMENT

Sole Book-Running Manager	Co-Lead Manager
Sandler O'Neill + Partners, L.P.	Keefe, Bruyette & Woods
Co-Managers
Boenning & Scattergood, Inc.	Janney Montgomery Scott

August     , 2012